As filed with the Securities and Exchange Commission on June 3, 2002

                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         FIRST RELIANCE BANCSHARES, INC.
                 (Name of small business issuer in its charter)

                                 South Carolina
            (State or jurisdiction of incorporation or organization)

                                      6712
            (Primary Standard Industrial Classification Code Number)

                                   80-0030931
                      (I.R.S. Employer Identification No.)

                             2170 W. Palmetto Street
                         Florence, South Carolina 29501
                                 (843) 662-8802
        (Address and telephone number of principal executive offices and
 Address of principal place of business or intended principal place of business)

                               F. R. Saunders, Jr.
                      President and Chief Executive Officer
                         First Reliance Bancshares, Inc.
                               W. Palmetto Street
                         Florence, South Carolina 29501
                                 (843) 662-8802
            (Name, address and telephone number of agent for service)

                                   Copies to:
                          M. Craig Garner, Jr., Esquire
                               McNair Law Firm, PA
                         1301 Gervais Street, Suite 1700
                         Columbia, South Carolina 29201


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
-----------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of each                                   Proposed maximum      Proposed maximum         Amount of
class of securities        Amount to be          offering price       aggregate offering      registration
to be registered           registered               per share              price                  fee
-----------------------------------------------------------------------------------------------------------
Common stock, par
value $.01 per share     1,250,000 shares            $8.00             $10,000,000.00            $920.00



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS


                                 Subject to Completion - Dated ___________, 2002



                                   PROSPECTUS

                                     [LOGO]

                             125,000 Shares Minimum
                            1,250,000 Shares Maximum

                     Common Stock, par value $.01 per share

     First Reliance Bancshares, Inc. is the holding company for First Reliance Bank, a South Carolina banking corporation (the "Bank"), located in Florence, South Carolina. First Reliance Bancshares, Inc. is referred to as the "Holding Company" in this Prospectus, and First Reliance Bank is referred to as the "Bank."

     The Holding Company is offering to sell a minimum of 125,000, and a maximum of 1,250,000, shares of its common stock, par value $.01 per share, at a price of $8.00 per share. The offering is being made only to residents of South Carolina. There is no public market for the common stock, and none is expected to develop in the foreseeable future. The minimum number of shares for which an investor may subscribe in the offering is 200 and the maximum number is 50,000. The Board of Directors of the Holding Company reserves the right to waive these limits without notifying any subscriber. The Board of Directors determined the offering price arbitrarily, without reference to traditional methods of determining price. See "Risk Factors" and "The Offering."

     Until your subscription is accepted, all funds received will be held in escrow and invested by The Bankers Bank, Atlanta, Georgia, as escrow depository. The shares are offered subject to the right of the Board of Directors to reject any orders in whole or in part and subject to certain conditions. See "The Offering." If your subscription is not accepted your funds deposited in escrow (plus income paid thereon, if any) will be returned promptly.

     The shares of the Holding Company's common stock are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are subject to investment risk, including the possible loss of principal. See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


====================================================================================================================
                                                                  Underwriting
                                    Price to Public         Discounts/Commissions(1)        Proceeds to Bank(2)
------------------------------ -------------------------- ------------------------------ ---------------------------
Per Share                                $8.00                         -0-                         $8.00
------------------------------ -------------------------- ------------------------------ ---------------------------
Total Minimum(3)                     $1,000,000.00                     -0-                     $1,000,000.00
------------------------------ -------------------------- ------------------------------ ---------------------------
Total Maximum                       $10,000,000.00                     -0-                     $10,000,000.00
====================================================================================================================

(1) The shares will be offered and sold by executive officers and directors of the Holding Company, who will receive no commissions in connection with sales of such shares.
(2) Excludes expenses incurred in connection with the offering, which are estimated at $100,000.
(3) If gross proceeds of at least $1,000,000 are not raised through the offering, it will be abandoned and the moneys received pursuant to the offering, plus any interest paid thereon while in escrow, will be returned promptly to subscribers.

              The date of this Prospectus is ________________, 2002


     This Prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state other than South Carolina, or to any person to whom, it is unlawful to make such an offer or solicitation.


                                TABLE OF CONTENTS

                                                                                  PAGE
Summary...........................................................................   1
Risk Factors......................................................................   2
Caution Regarding Forward-Looking Statements......................................   5
Selected Financial Data of the Bank...............................................   6
The Offering......................................................................   7
Use of Proceeds...................................................................   9
Capitalization....................................................................   9
Market for Common Stock...........................................................   10
Description of Common Stock.......................................................   11
Management's Discussion and Analysis..............................................   12
Business of the Holding Company and the Bank......................................   30
Share Ownership of Directors, Executive Officers and Certain Beneficial Owners....   38
Management........................................................................   39
Compensation of Officers and Directors............................................   41
Certain Related Transactions......................................................   45
Shares Eligible for Future Sale...................................................   45
Legal Matters.....................................................................   45
Experts...........................................................................   45
Additional Information About the Holding Company..................................   45
Index to Financial Statements.....................................................   F-1
Subscription Form.................................................................   A-1


                                     SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. Because it is a summary, it may not contain all of the information about the offering that is important to you. We encourage you to read this entire document carefully in order to understand the offering.

General

     The Holding Company is a one-bank holding company headquartered in Florence, South Carolina. It provides general commercial and consumer banking services through its wholly owned banking subsidiary, the Bank. The Holding Company was organized as a South Carolina corporation in April 2001 to be the holding company for the Bank. The Bank was organized as a South Carolina banking corporation in August 1999, and became a wholly owned subsidiary of the Holding Company on April 1, 2002 pursuant to a statutory share exchange. At December 31, 2001, the Bank had total assets of $86,194,534, deposits of $75,686,644 and stockholders' equity of $7,658,007. See "Selected Financial Data of the Bank," "Management's Discussion and Analysis" and "Financial Statements."

     The Bank, the Holding Company's sole subsidiary, is an independent, community-oriented commercial bank emphasizing high-quality, responsive and personalized service. It provides a broad range of consumer and commercial banking services, concentrating on individuals and small and medium-sized businesses desiring a high level of personalized services. The Bank's services include the traditional deposit services of commercial banks, including business and personal checking accounts, NOW accounts and savings and other time deposits of various types, short to intermediate term commercial and personal loans and investment services. The Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount permitted by law. See "Business of the Holding Company and the Bank."

     The Bank markets its services in its primary service area of the city of Florence and the surrounding area of Florence County, through its main office and one branch office.

Plan of Distribution

     Offers and sales of the shares of common stock will be made only to residents of South Carolina. Such offers and sales will be made on behalf of the Holding Company only by executive officers and directors of the Holding Company, who will receive no commissions or other renumeration in connection with sales but who will be reimbursed for reasonable expenses, if any, incurred by them in connection with such activities. See "The Offering."

     Directors and executive officers of the Holding Company and their affiliates currently intend to purchase an aggregate of up to 81,250 shares offered hereby. The number will vary depending on the total number of shares sold in the offering, because T. Daniel Turner, a director of the Holding Company, intends to purchase 5% of the total number of shares sold and the other directors intend to purchase a total of 18,750 shares. If the minimum number of shares offered hereby is sold, the directors will purchase 25,000 shares, or 20.0% of the number of shares sold in the offering, and if the maximum number of shares offered hereby is sold, the directors will purchase 81,250, or 6.5% of the number of shares sold in the offering. See "Risk Factors" and "The Offering."

Conditions to Closing of Offering

     The offering will be terminated and all subscription funds, together with any income paid thereon while held in escrow, will be returned promptly to subscribers unless on or before ____________, 2002 (or, if the offering is extended by the Board of Directors to a later date, such later date, but, in any event, not later than _________, 2003) the Board of Directors has received and accepted subscriptions and payment in full for a minimum of 125,000 shares. See "The Offering."

Risk Factors

     An investment in the shares of common stock involves certain risks, including, among others, absence of an existing trading market for the common stock and lack of assurance that an active trading market will develop, dependence on key employees, significant control of the Bank by the directors, no intention to pay dividends in the foreseeable future and competition from financial institutions with substantially greater financial and other resources than the Holding Company. See "Risk Factors."

The Offering

Securities offered . . . . .  Minimum of  125,000,  and  maximum  of  1,250,000, shares of common stock

Use of proceeds . . . . . .   The Holding  Company  will use the proceeds of the
                              offering  (net of offering  expenses  estimated at
                              $100,000)  to enhance  its  capital  position,  to
                              support   loan   growth  and  for  other   general
                              corporate purposes, which may include the opening of additional branches and future acquisitions.
                              See "Use of Proceeds."

     The minimum number of shares an investor may purchase in the offering is 200 shares, and the maximum number is 50,000. However, the Holding Company reserves the right to waive these limits without notifying any subscriber. See "The Offering." If after the offering you would own or control 5% or more of the common stock, you may be required to file applications with state or federal bank regulatory agencies as a condition of the purchase. Due to this fact, the Holding Company will not accept a subscription for a number of shares of common stock that would cause the investor to own or control more than 4.9% of the outstanding shares of the Holding Company's common stock following the completion of the offering. See "The Offering."

                                  RISK FACTORS

     An investment in the common stock involves various risks. The shares of common stock of the Holding Company are not bank deposits and will not be insured by the FDIC or any other governmental agency. You should carefully consider the risk factors listed below. These risk factors may cause the Holding Company's future earnings to be lower or its financial condition to be less favorable than it expects. In addition, other risks of which we are not aware, or which we do not believe are material, may cause the Holding Company's earnings to be lower, or hurt its future financial condition. You should read this section together with the other information in this Prospectus.

Lack of Market

     An active public market for the common stock does not currently exist, and there can be no assurance that an active or established trading market will develop following completion of the offering, or if one develops, that it will continue, or whether the price of the common stock after the offering will be higher or lower than the offering price. As a result, shareholders may not be able to sell their common stock easily. See "The Offering" and "Market for Common Stock."

No Underwriter Involvement

     No underwriter has agreed to purchase any of the common stock. The common stock is being sold directly, through the efforts of the directors and executive officers of the Holding Company. No broker-dealer or other person has any obligation to purchase, or find purchasers for, any shares of common stock. See "The Offering - Manner of Distribution."

     Because the offering is not underwritten, there can be no assurance that any particular number of shares will be sold. If less than all of the shares offered are sold, the Holding Company and the Bank will have less capital to fund operations and growth, which could result in restricted or slower growth for the Bank, slower expansion of activities, and lower shareholder returns. In addition, the Holding Company could be required to raise additional capital earlier than it would if all of the shares offered were sold. See "The Offering."

Control by Directors and Executive Officers

     The directors and executive officers of the Holding Company and their affiliates currently intend to purchase an aggregate of up to 81,250 shares offered hereby. The number will vary depending on the total number of shares sold in the offering, because T. Daniel Turner, a director of the Holding Company, intends to purchase 5% of the total number of shares sold and the other directors intend to purchase a total of 18,750 shares. If the minimum number of shares offered hereby is sold, the directors will purchase 25,000 shares, or 20.0% of the number of shares sold in the offering, and if the maximum number of shares offered hereby is sold, the directors will purchase 81,250, or 6.5% of the number of shares sold in the offering. Following completion of the offering, directors and executive officers of the Holding Company and their affiliates will own an aggregate of 296,990 shares of common stock if the minimum number of shares offered hereby is sold and 353,240 if the maximum number of shares offered hereby is sold, assuming that they purchase the number of shares in the offering which they currently intend. These persons may purchase a greater or lesser number of shares in the offering. If such persons purchase the number of shares indicated, then at least 13.09% of the outstanding common stock, and as much as 18.88% of the outstanding common stock will be owned by directors and executive officers of the Holding Company and their affiliates upon completion of the offering. As a practical matter, such ownership will enable the directors and executive officers to exert substantial control over the Holding Company and the Bank. See "Share Ownership of Directors, Executive Officers and Certain Beneficial Owners."

     In addition, F. R. Saunders, Jr., A. Dale Porter and Paul C. Saunders each own options to acquire 70,000 shares of common stock of the Holding Company. Seventy-five percent of such options are exercisable as of the date hereof. Pursuant to each of their employment agreements, upon closing of the offering each will receive additional options to purchase that number of shares of Holding Company common stock equal to 5% of the number of shares sold in the offering. See "Compensation of Officers and Directors - Employment Agreements."

Arbitrary Offering Price

     The offering price was determined by the Board of Directors arbitrarily and does not necessarily reflect the fair market value of the common stock. The Board of Directors considered a number of factors in determining the offering price for the common stock, including, but not limited to, the Holding Company's current financial condition and the Bank's operating performance as presented in its financial statements, recent trades of the Bank's common stock known to have occurred, the book value of the common stock, and the pro forma financial position of the Holding Company after giving effect to the offering. The Board of Directors also reviewed appraisals of its common stock prepared by Keller & Co., Inc. that were based on first quarter earnings of the Bank and prospective consolidated future earnings for the Holding Company. The appraisals also included the price to earnings and price to book ratios of the common stock of other financial institutions deemed comparable to the Holding Company and the Bank. The price at which the common stock trades after the offering may be higher or lower than the offering price.

Impact of Interest Rates and Economic Conditions

     The results of operations for financial institutions, including the Holding Company and the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, changes in interest rates and changes in the monetary and fiscal policies of the federal government. The Bank has a significant concentration of loans to individuals and small to medium-sized businesses in the Florence area, and any decline in the economy of Florence or Florence County or the surrounding area would likely have an adverse impact on the Bank. It is possible that, collectively, defaults by the Bank's borrowers could be large enough to impair the ability of the Bank to continue its operations. Large loan losses, whether resulting from unforeseeable adverse changes in the national or regional economy or from other causes, could induce a loss of confidence on the part of the Bank's depositors, with a resulting run on the deposits of the Bank or other adverse consequences. In such an event, the FDIC could take over the Bank's assets and operations, resulting in a substantial or total loss to the stockholders of their investment in the Holding Company. See "Business of the Holding Company and the Bank -- Services of the Bank."

Dividends

     The Bank is the only subsidiary, and the only revenue producing operation, of the Holding Company. As a result, the Holding Company's ability to pay dividends depends on its receiving dividends from the Bank. The amount of dividends that the Bank may pay is limited by state and federal laws and regulations. Even if the Bank or the Holding Company has earnings in an amount sufficient to pay dividends, the Board of Directors may decide to retain earnings for the purpose of financing growth. See "Description of Common Stock - Dividends" and "Market for Common Stock."

Competition

     The Holding Company and the Bank compete for loans, deposits and investment dollars with other banks and other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings and loan associations, credit unions, mortgage brokers and private lenders, many of which have substantially greater resources. Recent legislation expanding the array of firms that can own banks may result in increased competition for the Holding Company and the Bank. The differences in resources and regulations may make it harder for the Holding Company and the Bank to compete profitably, reduce the rates that they can earn on loans and investments, increase the rates they must offer on deposits and other funds, and adversely affect the Holding Company's overall financial condition and earnings. See "Business of the Holding Company and the Bank -Competition," "- Regulation of the Holding Company" and "- Regulation of the Bank."

     As of May 23, 2002, 12 banks and 3 savings institutions operated 37 offices within the city limits of Florence, South Carolina. Most of these institutions also have other branch offices in Florence County, as do some other banks that do not have branches in the City of Florence. In addition, six finance companies and six credit unions have offices located in the city of Florence. All of these institutions aggressively compete for business in the Bank's market area. Most of these competitors are substantially larger than the Bank, have substantially higher lending limits than the Bank and are able to offer certain services, including trust and international banking services, that the Bank is able to offer only through correspondents, if at all. Additionally, certain of these institutions attempt to provide the services associated with community banks. There can be no assurance as to whether or when any additional banks or bank branches will open in the area. However, the opening of any such banks or branches could have a material adverse effect on the Holding Company and the Bank. See "Business of the Holding Company and the Bank-- Competition."

Dependence on Management

     The business of the Holding Company and the Bank is service-oriented, and their success will therefore depend to a large extent upon the services of (i)
F. R.  Saunders,  Jr.,  President  and Chief  Executive  Officer of the  Holding
Company and the Bank, (ii) A. Dale Porter, Executive Vice President, Chief Financial Officer and Secretary of the Holding Company and the Bank, and (iii) Paul C. Saunders, Senior Vice President and Assistant Secretary of the Holding Company and the Bank. The loss of the services of F. R. Saunders, Jr., A. Dale Porter or Paul C. Saunders could adversely affect the business of the Holding Company and the Bank. See "Management."

Government Regulation

     The Bank and the Holding Company are subject to extensive federal and state legislation, regulation and supervision. The Bank is regulated and supervised by the FDIC and the South Carolina State Board of Financial Institutions (the "State Board"), and the Holding Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the State Board. Changes in legislation, regulations and regulatory practices affecting the banking industry could impose additional costs on the Holding Company, or could hurt its ability to compete profitably with other financial institutions. See "Business of the Holding Company and the Bank - Regulation of the Holding Company" and "-Regulation of the Bank."

Possible Extension of the Offering

     The Holding Company reserves the right to extend the offering until as late as __________, 2003. The Holding Company will have broad discretion in determining which subscriptions to accept, in whole or in part, including if the offering is oversubscribed. As a result, a subscriber cannot be assured of receiving the full number of shares subscribed for, and will forego use of all or a portion of such subscriber's funds pending allocation of available shares. See "The Offering."

Effect of Classified Board of Directors

     The Holding Company's Articles of Incorporation provide for a classified Board of Directors with directors serving staggered three-year terms. The staggered election of directors could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Holding Company, even if such events could be beneficial to the interests of the stockholders of the Holding Company.

Use of Net Proceeds

     The Holding Company intends to use the net proceeds from the offering to enhance its capital position to support loan growth, and for other general corporate purposes, which may include the opening of additional branches and future acquisitions. However, there is a risk that the Holding Company may not raise sufficient funds in the offering to accomplish all of its objectives. In addition, the Holding Company will have significant flexibility in applying the net proceeds of the offering. The Holding Company's failure to apply these funds effectively could have a material adverse effect on its business.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements about the Holding Company and the Bank. These statements are based on many assumptions and estimates and are not guarantees of future performance. The Holding Company's actual results may differ materially from those projected in any forward-looking statements, as they will depend on many factors about which management is unsure, including many factors which are beyond the Holding Company's control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate," as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties include, but are not limited to:

o significant increases in competitive pressure in the banking and financial services industries;
o changes in the interest rate environment which could reduce anticipated or actual margins;
o changes in political conditions or the legislative or regulatory environment;
o general economic conditions, either nationally or regionally and especially in the Holding Company and the Bank's primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;
o    changes occurring in business conditions and inflation;
o    changes in technology;
o    changes in monetary and tax policies;
o    changes in the securities markets; and
o other risks and uncertainties detailed from time to time in the Holding Company's filings with the Securities and Exchange Commission.

                       SELECTED FINANCIAL DATA OF THE BANK

     The following selected financial data for the three months ended March 31 of 2001 and 2002, for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are derived from the financial statements and other data of the Bank. The financial statements for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999, were audited by Tourville, Simpson & Caskey, L.L.P., independent auditors. The selected financial data should be read in conjunction with the financial statements of the Bank, including the accompanying notes, included elsewhere herein.

                                                          Three months ended
                                                                March 31,                        Year ended
                                                          --------------------     --------------------------------------
                                                            2002         2001          2001          2000         1999
                                                            ----         ----          ----          ----         ----
(Dollars in thousands, except per share)
Income Statement Data:
 Interest income                                         $  1,625      $  1,523      $  6,251      $  4,420     $    541
 Interest expense                                             594           771         2,886         2,055          173
                                                         --------      --------      --------      --------     --------
 Net interest income                                        1,031           752         3,365         2,365          368
 Provision for loan losses                                     91            73           347           628          163
                                                         --------      --------      --------      --------     --------
 Net interest income after provision for loan losses          940           679         3,018         1,737          205
 Noninterest income                                           343           293         1,404           855          109
 Noninterest expense                                          999           728         3,493         2,130          973
                                                         --------      --------      --------      --------     --------
 Income (loss) before income taxes                            284           244           929           462         (659)
 Income tax expense (benefit)                                  94            90           312           169         (165)
                                                         --------      --------      --------      --------     --------
  Net income (loss)                                      $    190      $    154      $    617      $    293     $   (494)
                                                         ========      ========      ========      ========     ========

Balance Sheet Data:
 Assets                                                  $ 96,322      $ 73,990      $ 86,195      $ 64,366     $ 24,790
 Earning assets                                            90,033        67,028        80,380        58,835       22,807
 Securities (1)                                            14,243        13,139        14,306        10,194        1,231
 Loans (2)                                                 69,569        51,333        64,875        46,745       16,678
 Allowance for loan losses                                  1,099           838         1,045           780          163
 Deposits                                                  83,296        63,367        75,687        54,643       17,995
 Shareholders' equity                                       7,765         7,179         7,658         7,047        6,673

Per-Share Data:
 Basic earnings (losses)                                 $   0.26      $   0.21      $   0.85      $   0.40     $  (0.68)
 Diluted earnings (losses)                                   0.25          0.20          0.81          0.39        (0.68)
 Book value (period end)                                    10.72          9.92         10.58          9.74         9.22

Performance Ratios:
 Return on average assets                                    0.83%       0.88 %          0.79%         0.56        (7.43)
 Return on average equity                                    9.77          8.53          8.29          4.28       (19.27)
 Net interest margin (3)                                     4.93          4.76          4.71          4.84         6.19
 Efficiency (4)                                             72.71         69.67         73.36         66.13       204.15

Capital and Liquidity Ratios:
 Average equity to average assets                            8.46%        10.32%         9.58%        12.98        38.53
 Leverage (4.00% required minimum)                           8.38         10.20          8.96         11.03        32.38
 Risk-based capital
  Tier 1                                                    10.47         12.76         11.07         17.97        39.35
  Total                                                     11.72         14.01         12.32         19.22        40.31
Average loans to average deposits                           83.97         81.84         82.39         85.93        82.25



______________________

1.) All securities available-for-sale are stated at fair value and all securities held to maturity are stated at historical cost.
2.) Loans are stated at gross amounts before allowance for loan losses. 3.) Net interest income divided by average earning assets.
4.) Noninterest expense divided by the sum of net interest income and noninterest income, excluding gains and losses on sales of assets.

                                  THE OFFERING

     The Holding Company is hereby offering for sale a minimum of 125,000 shares and a maximum of 1,250,000 shares of common stock at a price of $8.00 per share. The shares offered hereby will be offered and sold only to residents of South Carolina. The shares will be sold for the Holding Company by directors and executive officers of the Holding Company. No commissions have been or will be paid in connection with the sale of the shares; however, directors and executive officers of the Holding Company will be reimbursed for their reasonable expenses, if any, incurred in connection with their sales activities.

     A minimum purchase of 200 shares (minimum investment of $1,600) will be required of each subscriber, and no person will be permitted to subscribe, directly or indirectly, for more than 50,000 of the shares offered hereby. The Holding Company reserves the right to waive these limitations if the Board of Directors determines that such action would be in the Holding Company's best interests, including enabling it to reach the minimum subscription level.
Beneficial ownership of 5% or more of the outstanding shares of common stock could obligate the beneficial owner to comply with certain reporting and disclosure requirements of federal and state banking and securities laws. Due to this fact, the Holding Company will not accept a subscription for a number of shares of common stock that would cause the investor to own or control more than 4.9% of the outstanding shares of the Holding Company's common stock following the completion of the offering.

     The directors and executive officers of the Holding Company and their affiliates intend to purchase an aggregate of up to 81,250 shares offered hereby. The number will vary depending on the total number of shares sold in the offering, because T. Daniel Turner, a director of the Holding Company, intends to purchase 5% of the total number of shares sold and the other directors intend to purchase a total of 18,750 shares. If the minimum number of shares offered hereby is sold, the directors will purchase 25,000 shares, or 20.0% of the number of shares sold in the offering, and if the maximum number of shares offered hereby is sold, the directors will purchase 81,250, or 6.5% of the number of shares sold in the offering. Following completion of the offering, directors and executive officers of the Holding Company and their affiliates will own an aggregate of 296,990 shares of common stock if the minimum number of shares offered hereby is sold and 353,240 if the maximum number of shares offered hereby is sold, assuming that they purchase the number of shares in the offering which they currently intend. These persons may purchase a greater or lesser number of shares in the offering. If such persons purchase the number of shares indicated, then at least 13.09% of the outstanding common stock, and as much as 18.88% of the outstanding common stock will be owned by directors and executive officers of the Holding Company and their affiliates upon completion of the offering.

     Subscriptions for shares of common stock may be made by completing and signing the Stock Subscription Form that accompanies this Prospectus and mailing the Stock Subscription Form, together with a check payable to "The Bankers Bank, as escrow depository for First Reliance Bancshares, Inc." in the amount of the total subscription price, to:

                       A. Dale Porter, Subscription Agent
                         First Reliance Bancshares, Inc.
                             2170 W. Palmetto Street
                         Florence, South Carolina 29501

     The completed Stock Subscription Form with the check may also be personally delivered to Mr. Porter at the foregoing address. The offering price will be deemed to have been received only upon (i) clearance of an uncertified check or
(ii) receipt of a certified check drawn upon a U.S. bank. A postage paid, addressed envelope is included for the return of the Stock Subscription Form. If paying by uncertified check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, investors who wish to pay the offering price by means of uncertified check are urged to make payment sufficiently in advance of the termination date of the offering to ensure that such payment is received and clears by such date.

     Failure to include the full subscription price with the Stock Subscription Form may cause the subscription to be rejected in whole or in part. The Board of Directors reserves the right, exercisable in its absolute discretion, to reject all or part of any subscription for any reason, or to withdraw or cancel the offering at any time without notice to any subscriber. If all or part of a subscription is not accepted by the Holding Company or if the offering is withdrawn or canceled, the amount of subscription funds relating to the unaccepted subscription or portion thereof and any interest paid thereon will be returned promptly to the subscriber.

     The method of delivery of Stock Subscription Forms and payment of the offering price will be at the election and risk of the subscriber, but if sent by mail, it is recommended that Stock Subscription Forms and payments be sent by registered mail, return receipt requested, and that a sufficient number of days be allowed to ensure delivery and clearance of payment prior to the termination date.

     Subscriptions will be accepted until 5:00 p.m. Florence, South Carolina time on ________________, 2002 unless the offering is continued by the Board of Directors in their sole discretion to a date no later than _____________, 2003. However, if the offering is fully subscribed before such time, the offering may be declared closed at the earliest date on which the shares are fully subscribed. Written notice of any continuation of the offering will be given to all persons who are already subscribers at the time of the continuation, but any such continuation will not alter the binding nature of previously submitted subscriptions. Such a continuation may cause an increase in the expenses incurred in connection with the offering. Shares duly subscribed for will be issued promptly after the closing of the offering.

     All subscription funds will be held in escrow pursuant to an escrow agreement among The Bankers Bank, Atlanta, Georgia, and the Holding Company and invested by The Bankers Bank, as escrow depository, from time to time in federally insured deposit accounts, short-term certificates of deposit or short-term securities issued or fully guaranteed by the United States government. The interest earnings on the subscription funds held in escrow will be the property of the Holding Company if the offering closes. If the offering does not close on or before ______________, 2002 (or a later date if the offering is continued by the Board of Directors but not later than _____________, 2003), the offering will be abandoned and the funds deposited into escrow together with any interest paid thereon will be returned promptly to the subscribers.

     Inquiries regarding the offering should be directed to F. R. Saunders, Jr., the President and Chief Executive Officer of the Holding Company and the Bank, at 2170 W. Palmetto Street, Florence, South Carolina 29501, or you may call him at (843) 662-8802.

Right to Amend or Terminate the Offering

     The Holding Company expressly reserves the right to amend the terms and conditions of the offering. In the event of a material change to the terms of the offering, the Holding Company will file an amendment to its registration statement, of which this Prospectus is a part, and resolicit subscribers to the extent required. In the event of such a resolicitation, all proceeds received will be returned promptly to any subscriber who does not provide the subscription agent with an affirmative reconfirmation of the subscription. The Holding Company expressly reserves the right, at any time prior to delivery of shares of common stock offered hereby, to terminate the offering if the offering is prohibited by law or regulation or if the Board of Directors concludes in its judgment, that it is not in the best interests of the Holding Company to complete the offering under the circumstances. If the offering is so terminated, all funds received, plus any income received thereon, will be promptly refunded.

Manner of Distribution

     Certain directors and executive officers of the Holding Company will assist in the offering, but none will receive compensation for such services. Our directors and executive officers are not authorized to make statements about the Holding Company or the Bank unless such information is set forth in this Prospectus, nor will they render investment advice. The directors and executive officers will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on the definition of dealer contained therein and the exemption for brokers provided by Rule 3a4-1 promulgated thereunder.

     No broker-dealer or other person is obligated to purchase any of the shares of common stock offered, or to find purchasers for any shares. Because the offering is not underwritten, there can be no assurance that any particular number of shares will be sold.

                                 USE OF PROCEEDS

     The net proceeds to the Holding Company from the sale of the shares of common stock offered hereby are estimated to be between $900,000 and $9,900,000, depending upon the number of shares sold in the offering and after the deduction of the estimated offering expenses of $100,000.

     The proceeds of the offering will strengthen the Holding Company's capital base and position it to continue to exceed minimum regulatory capital ratios, which will allow for future growth through expansion of its existing business. The Holding Company plans to contribute all of the net proceeds to the Bank. The Bank will use the proceeds primarily to increase the capital position of the Bank to allow the Bank to support additional loan growth while maintaining appropriate capital ratios. The FDIC and the State Board have adopted risk-based capital guidelines for banks and bank holding companies that regulate the amount of capital a financial institution must have in relation to its loan portfolio. The Holding Company's goal is to maintain a "well capitalized" rating for the Bank, and to do so, the Holding Company must raise additional capital to satisfy the capital regulations as the Bank's loan growth continues.

     In addition, the Bank will use the net proceeds for general corporate purposes, which may include the opening of additional branch locations and future acquisitions. There can be no assurance that any additional branches for the Bank will be established or any future acquisitions will be completed, or if any such branch is established or future acquisition is completed that they will be successful. Pending such investment, the net proceeds may be invested in a variety of short-term, interest-bearing assets including federal funds transactions, interest-bearing deposits in other banks and similar investments. See "Risk Factors - Use of Net Proceeds."

                                 CAPITALIZATION

     The following table shows (i) the capitalization of the Holding Company at March 31, 2002 and (ii) the consolidated capitalization of the Holding Company on a pro forma basis giving effect to the issuance of a minimum of 125,000 shares and a maximum of 1,250,000 shares and the receipt of the net proceeds from the offering of such shares, after deduction of all estimated expenses of the offering, as if the Bank's one-for-one stock dividend that was paid April 1, 2002 became effective March 31, 2002 and the sale of the shares and the share exchange in connection with the Holding Company's acquisition of the Bank had been consummated on March 31, 2002.

     The number of shares shown as outstanding after giving effect to the offering do not include the shares of common stock issuable upon exercise of any options, including the options that will be granted by the Holding Company to F.
R. Saunders, Jr., A. Dale Porter and Paul C. Saunders upon completion of the offering. For information concerning the number and terms of these options, see "Compensation of Officers and Directors."


                                        Actual           Minimum       Maximum
Shareholders' Equity                March 31, 2002     As Adjusted   As Adjusted
--------------------                --------------     -----------   -----------
Common Stock, par value
   $0.01 per share,5,000,000
   shares authorized,                $    14,482       $    15,732   $      26,982
   1,448,230, 1,573,230 (minimum)
   and 2,698,230 shares (maximum),
   respectively, issued and
   outstanding as adjusted

Additional paid-in capital            $7,167,781        $8,166,531     $17,155,281
Retained earnings                        605,435           605,435         605,435
Accumulated other comprehensive
   income, net of taxes                  (23,140)          (23,140)        (23,140)


                             MARKET FOR COMMON STOCK

     The  common  stock  is  not  traded  on  any  stock   exchange  or  in  the
over-the-counter market, and there is no public trading market for the common stock. Arms-length transactions in the common stock are anticipated to be infrequent and negotiated privately between the persons involved in those transactions.

     On April 1, 2002, the Holding Company acquired the Bank pursuant to a statutory share exchange whereby each share of the common stock of the Bank was exchanged for one share of the common stock of the Holding Company. The Holding Company repurchased the 100 shares of common stock held by F. R. Saunders, Jr., who was the incorporator of the Holding Company, for the price of $1,000, the purchase price paid by Mr. Saunders for such shares. Other than this repurchase and the issuance of the shares in the share exchange, there have been no transactions in the common stock of the Holding Company.

     As of April 1, 2002, there were 1,448,230 shares of common stock outstanding, held of record by approximately 900 shareholders and there were outstanding options to purchase 236,200 shares of common stock, of which 163,449 are presently exercisable. Pursuant to their employment agreements, each of F.
R. Saunders, Jr., A. Dale Porter and Paul C. Saunders will be granted, effective as of the date of the closing of the offering, options to purchase that number of shares equal to 5% of the total number of shares sold in the offering. See "Compensation of Officers and Directors - Employment Agreements."

     The Holding Company has the discretionary authority to repurchase limited amounts of shares of its common stock consistent with regulatory, capital and other restrictions. The Holding Company has no present intention to repurchase any of such shares although it may do so.

     Prior to the reorganization of the Bank into a holding company structure, the Bank's common stock had been traded in infrequent transactions. The following limited trading information relating to arms-length transactions in the common stock of the Bank has been compiled from information available to the Bank, and should not be viewed as complete or necessarily reflective of the actual or market value of the common stock of the Holding Company. The following prices for the common stock of the Bank have been adjusted to reflect the one for one stock dividend that was paid April 1, 2002.

                                                    Stock Price
                                                    -----------
                                                 Low           High
                                                 ---           ----
2000
First Quarter                                    $6.00         $6.50
Second Quarter                                   $6.00         $7.50
Third Quarter                                    $8.00         $8.00
Fourth Quarter                                   $7.00         $8.00

2001
First Quarter                                    $8.00         $8.00
Second Quarter                                   $7.00         $8.00
Third Quarter                                    $6.50         $8.00
Fourth Quarter                                   $6.50         $7.00

2002
First Quarter                                    $7.00         $7.50

                           DESCRIPTION OF COMMON STOCK

     The Holding Company is authorized to issue up to 5,000,000 shares of common stock, par value $.01 per share. As of April 1, 2002, there were 1,448,230 shares of its common stock outstanding held by approximately 900 holders of record. The Holding Company has no other class of stock authorized. All shares of Holding Company common stock are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Holding Company, whether voluntary or involuntary, to share equally in the assets of the Holding Company available for distribution to shareholders. Each holder of the common stock is entitled to one vote for each share on all matters submitted to the shareholders. No preemptive right, cumulative voting right, redemption right, sinking fund provision or right of conversion exists with respect to the common stock.

Dividends

     Dividends on the common stock are payable when, as, and if declared by the Board of Directors from funds legally available therefor. The Holding Company depends on dividends received on the stock that it holds of the Bank, its only subsidiary, for funds to pay its expenses and to pay dividends on its common stock. Regulatory restrictions, including the obligation to maintain sufficient capital in the Bank and general restrictions on dividends applicable to state banks, in addition to other factors such as the prior payment of interest on and principal of the Bank's deposits and other indebtedness, the realization of sufficient Bank earnings and other expenses, limit the funds available for payment of dividends on the Bank's stock. Although no direct regulatory restrictions on the payment of dividends on the common stock of the Holding Company exist, the declaration and payment of such dividends are dependent on, among other factors, the maintenance of adequate capital in the Holding Company, the prior payment of scheduled installments of interest on and principal of the Holding Company's indebtedness then due, if any, and other expenses.

     The Bank paid a one for one stock dividend on April 1, 2002. The Bank has not paid any cash dividends on its common stock since the Bank's organization, and the Holding Company does not anticipate paying cash dividends in the foreseeable future.

Board of Directors

     As permitted in the articles of incorporation of the Holding Company, the directors are divided into three classes, with the members of one class to be elected each year for a three-year term.

     The classification of directors could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Holding Company, even if such events could be beneficial to the interests of the shareholders of the Holding Company.

Redemption

     Under current Federal Reserve regulations, the Holding Company may purchase or redeem its stock in amounts of up to 10% of its consolidated net worth in any 12-month period without prior regulatory approval. Additional repurchases may be made upon written approval by the Federal Reserve, provided, among other things, the Holding Company has adequate capital. The Holding Company's management, in its sole discretion and without any obligation, may repurchase shares of Holding Company common stock in the foreseeable future, although no plans to do so exist currently.

Transfer Agent

     The transfer agent and registrar for the common stock is Registrar and Transfer Company.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The Holding Company, a South Carolina corporation, is a one-bank holding company for the Bank and is headquartered in Florence, South Carolina. The Bank is the Holding Company's only subsidiary, and the Holding Company conducts no business other than through its ownership of the Bank. The Bank is a community bank serving individuals and small to medium sized businesses with special focus on real estate related lending and on services for the professional community. The Bank has its main office and one branch office in Florence. The Bank offers deposit accounts and associated services to businesses and individuals, makes loans and invests in qualified securities. In addition, the Bank's income includes fees on deposit accounts and loans.

                              Basis of Presentation

     The following discussion should be read in conjunction with the "Selected Financial Data of the Bank" and the Bank's Financial Statements and the Notes thereto and the other financial data included elsewhere in this Prospectus. The financial information provided below has been rounded in order to simplify its presentation. However, the ratios and percentages provided below are calculated using the detailed financial information contained in the Financial Statements, the Notes thereto and the other financial data included elsewhere herein.

     The Holding Company became a bank holding company on April 1, 2002 pursuant to a statutory share exchange whereby each share of common stock of the Bank was exchanged for one share of common stock of the Holding Company. The transaction was accounted for as a pooling of interests. Accordingly, the information presented below is based on the historical financial statements of the Bank.

                              Results of Operations

 Three months ended March 31, 2002 compared to three months ended March 31, 2001

                               Net Interest Income

     For the three months ended March 31, 2002, net interest income increased $279,377, or 37.16%, over the same period in 2001. Interest income from loans, including fees, increased $136,816, or 10.82%, from the three months ended March 31, 2001 to the comparable period in 2002 as demand for loans in the marketplace continued to increase. Interest expense for the three months ended March 31, 2002 was $593,777, compared to $771,236 for the same period in 2001. Although there was an increase in interest-bearing deposits between the two periods of $16,691,608, interest expense decreased $177,459, or 23.01%, as a result of declining interest rates. The net interest margin realized on earning assets was 4.93% for the three months ended March 31, 2002, as compared to 4.76% for the three months ended March 31, 2001. The interest rate spread was 4.40% for the three months ended March 31, 2002, as compared to 3.77% for the three months ended March 31, 2001.

                     Provision and Allowance for Loan Losses

     The provision for loan losses is the charge to operating earnings that is necessary to maintain the allowance for possible loan losses at an adequate level. For the three months ended March 31, 2002, the provision charged to expense was $90,400. For the three months ended March 31, 2001, the provision charged to expense was $72,500. Based on present information, management believes the allowance for loan losses at March 31, 2002 was adequate to meet known and inherent risks in the loan portfolio. The allowance for loan losses was 1.58% of total loans at March 31, 2002. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. The Bank maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. The allowance is based upon a number of assumptions about future events, which management believes to be reasonable but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease in net income and, possibly, in capital.

                               Noninterest Income

     Noninterest income during the three months ended March 31, 2002 was $342,820, an increase of $49,538, or 16.89%, from the comparable period in 2001. The increase is primarily a result of an increase in residential mortgage origination fees from $122,798 for the three months ended March 31, 2001 to $163,894 for the three months ended March 31, 2002. Declining interest rates led to increased home mortgage refinancings between the two periods. Securities and insurance brokerage commissions increased $23,775, or 281.53%, from $8,445 for the period ending March 31, 2001 to $32,220 for the same period in 2002.

                               Noninterest Expense

     Total noninterest expense for the three months ended March 31, 2002 was $270,880, or 37.20%, higher than for the three months ended March 31, 2001. The primary reason was the $153,772 increase in salaries and employee benefits over the two periods as the Bank continued to hire employees in order to sustain growth. In addition, other operating expenses increased $79,127, or 32.00%, for the three months ending March 31, 2002 as compared to the three months ending March 31, 2001. This increase is also primarily a result of additional expenses associated with the growth of the Bank.

                                  Income Taxes

     The income tax provision for the three months ended March 31, 2002 and for the three months ended March 31, 2001 was $94,723 and $90,730, respectively. The provision was based on an effective tax rate of 33.28% and 37.10% for the three months ended March 31, 2002 and for the three months ended March 31, 2001, respectively.

                                   Net Income

     The combination of the above factors resulted in net income for the three months ended March 31, 2002 and for the three months ended March 31, 2001 of $189,935 and $153,793, respectively. Net income before taxes for the two periods was $284,658 and $244,523, respectively. The net income before income taxes was offset by income tax provisions of $94,723 and $90,730, respectively. The net income for both periods is primarily the result of a significant increase in loan volume and a decrease in rates paid on deposit accounts.

                             Assets and Liabilities

     During the first three months of 2002, total assets increased $10,127,538, or 11.75%, when compared to December 31, 2001. The primary source of growth in assets was the increase of $5,014,000, or 474.36%, in federal funds sold. Loans receivable also increased from $64,875,191 at December 31, 2001 to $69,568,758 at March 31, 2002. Total deposits increased $7,609,275, or 10.05%, to $83,295,919 at March 31, 2002. The largest increase in deposits was in interest-bearing transaction accounts, which increased $4,258,944, or 46.04%, to $13,510,325 at March 31, 2002. The Bank also obtained advances from the Federal Home Loan Bank totaling $3,000,000 at March 31, 2002 to assist in funding loan growth.

                              Investment Securities

     Investment securities classified as available for sale totaled $14,243,198 at March 31, 2002. This total represents a decrease of $62,488, or 0.44%, since December 31, 2001. The Bank also purchased an additional $7,600 of Federal Home Loan Bank stock during the quarter that brought the balance of nonmarketable equity securities to $150,000 at March 31, 2002.

                                      Loans

     Net loans increased $4,639,281, or 7.27%, during the three months ended March 31, 2002. The primary reason for the significant growth is a result of the Bank's ability to compete favorably with other financial institutions in the area. Balances within the major loans receivable categories as of March 31, 2002 and December 31, 2001 are as follows:


                                                March 31,        December 31,
                                                  2002               2001
                                              ------------       ------------
 Mortgage loans on real estate:
   Residential 1-4 family                     $ 12,380,933       $ 11,720,240
   Commercial                                   18,107,733         15,029,012
   Construction                                  6,801,277          6,748,992
   Second  mortgages                             4,438,081          4,266,248
   Equity lines of credit                        1,907,800          1,641,940
                                              ------------       ------------
      Total mortgage loans                      43,635,824         39,406,432

 Commercial and industrial                      14,486,845         13,977,706
 Consumer                                       11,294,476         11,310,260
 Other, net                                        151,613            180,793
                                              ------------       ------------
     Total gross loans                        $ 69,568,758       $ 64,875,191
                                              ============       ============


                       Risk Elements in the Loan Portfolio

     The following is a summary of risk elements in the loan portfolio:

                                                         March 31,      December 31,
                                                           2002            2001
                                                        ----------      ----------
Loans:
Nonaccrual loans                                        $   25,389      $    8,872

  Accruing loans more than 90 days past due             $  194,466      $  146,436

Loans identified by the internal review mechanism:

  Criticized
                                                        $1,406,152      $5,249,102

  Classified
                                                        $  517,264      $  703,919

Activity in the Allowance for Loan Losses is as follows:

                                                                  March 31,
                                                      --------------------------------
                                                          2002                2001
                                                      ------------        ------------
Balance, January 1,                                   $  1,045,014        $    780,407
Provision for loan losses for the period                    90,400              72,500
Net loans (charged-off) recovered for the period           (36,114)            (15,307)
                                                      ------------        ------------
  Balance, end of period                              $  1,099,300        $    837,600
                                                      ============        ============

Gross loans outstanding, end of period                $ 69,568,758        $ 51,333,274

Allowance for loan losses to loans outstanding                1.58%               1.63%



                                    Deposits

     Total deposits increased $7,609,275, or 10.05%, from December 31, 2001. Other time deposits comprised the largest category of deposits, totaling
$25,754,988 at March 31, 2002. Expressed in percentages, noninterest-bearing deposits increased 7.66% and interest-bearing deposits increased 10.51%.

     Balances within the major deposit categories as of March 31, 2002 and December 31, 2001 are as follows:

                                               March 31,       December 31,
                                                 2002             2001
                                              -----------      -----------
Noninterest-bearing transaction accounts      $13,108,500      $12,175,551
Interest-bearing demand deposits               13,510,325        9,251,381
Savings deposits                               14,086,655       14,237,621
Time deposits $100,000 and over                16,835,451       14,874,927
Other time deposits                            25,147,164       25,754,988
                                              -----------      -----------

  Total deposits                              $83,295,919      $75,686,644
                                              ===========      ===========

                      Advances from Federal Home Loan Bank

     Advances from the Federal Home Loan Bank of Atlanta were $3,000,000 as of March 31, 2002. Of this amount, the following have scheduled maturities greater than one year:

      Maturing on                      Interest Rate              Principal
-----------------------     ----------------------------------  -------------
       07/16/03             2.530%                               $    500,000

       01/16/04             3.040%                                    500,000

       01/17/12             3.825% - fixed, callable 01/17/05       1,000,000
                                                                 ------------
                                                                 $  2,000,000
                                                                 ============


                                    Liquidity

     Liquidity needs are met through scheduled maturities of loans and investments on the asset side and through pricing policies on the liability side for interest-bearing deposit accounts and advances from the Federal Home Loan Bank. The level of liquidity is measured by the loans-to-total funds ratio, which was at 79.21% at March 31, 2002 and 83.59% at December 31, 2001.

     Securities available-for-sale, which totaled $14,243,198 at March 31, 2002, serve as a ready source of liquidity. The Bank also has lines of credit available with correspondent banks to purchase federal funds for periods from one to 14 days. At March 31, 2002, unused lines of credit totaled $2,550,000.

The Bank also has a line of credit to borrow funds from the Federal Home Loan Bank up to 10% of the Bank's total assets, which gave the Bank the ability to borrow up to $9,632,000 as of March 31, 2002. As of March 31, 2002, the Bank had borrowed $3,000,000 on this line.

                                Capital Resources

     Total shareholders' equity increased $106,551 from December 31, 2001 to $7,764,558 at March 31, 2002. The main reason for this increase was net income, which totaled $189,935 for the three months ended March 31, 2002. Offsetting net income was the negative charge to equity as a result of the unrealized loss on securities of $86,384 for the same period.

     The Holding Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Quantitative measures established by regulation to ensure capital adequacy require the Holding Company and the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common stockholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

     The Holding Company and the Bank also are required to maintain capital at a minimum level based on adjusted quarterly average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

     The following table summarizes the Bank's risk-based capital at March 31, 2002:

Shareholders' equity                                           $ 7,764,558
Plus: unrealized loss on available-for-sale securities              23,140
                                                               -----------
Tier 1 capital                                                   7,787,698

Plus: allowance for loan losses (1)
                                                                   932,080
                                                               -----------
Total capital                                                  $ 8,719,778
                                                               ===========

Risk-weighted assets                                           $74,386,015
                                                               ===========

Average total assets                                           $92,910,384
                                                               ===========

Risk-based capital ratios
   Tier 1 capital (to risk-weighted assets)                         10.47%
   Total capital (to risk-weighted assets)                          11.72%
   Leverage or Tier 1 capital (to total average assets)              8.38%

(1) limited to 1.25% of gross risk-weighted assets

     Year ended December 31, 2001, compared with year ended December 31, 2000

     Net interest income increased $999,833, or 42.27%, to $3,365,220 in 2001 from $2,365,387 in 2000. The increase in net interest income was due primarily to an increase in average earning assets. Average earning assets increased $22,601,376, or 46.21%, mainly due to continued growth in the loan portfolio. The primary components of interest income were interest on loans, including fees, of $5,236,089, and interest on taxable investment securities of $766,410.

     The Bank's net interest spread and net interest margin were 3.90% and 4.71%, respectively, in 2001, compared to 3.12% and 4.84%, respectively, in 2000. The increase in net interest spread was primarily the result of management's efforts to maintain interest rates on loans, and to borrow at lower interest rates during a declining interest rate environment. Yields on all earning assets declined in 2001. Yields on earning assets decreased from 9.04% in 2000 to 8.74% in 2001. Yields on interest-bearing liabilities decreased from 5.92% in 2000 to 4.84% in 2001.

     The provision for loan losses was $347,000 in 2001 compared to $628,312 in 2000. The allowance for loan losses was 1.61% of total loans at December 31, 2001 as compared to 1.67% of total loans at December 31, 2000. The Bank continues to maintain the allowance for loan losses at a level management believes to be sufficient to cover known and inherent losses in the loan portfolio.

     Noninterest income increased $548,792, or 64.20%, to $1,403,562 in 2001 from $854,770 in 2000. The increase is primarily attributable to increased residential mortgage origination fees and service charges on deposit accounts. Mortgage origination fees increased $291,549, or 68.66%, to $716,203 for the year ended December 31, 2001. The decline in interest rates during 2001 resulted in more home mortgage loans and refinancings. Service charges increased $176,885, or 53.98%, to $504,582 for the year ended December 31, 2001. The increase in service charges on deposit accounts was attributable to an overall increase in the number of deposit accounts in 2001. During 2001, the Bank began selling securities and insurance. Income from these activities totaled $82,279 in 2001.

     Noninterest expense increased $1,363,703, or 64.04%, to $3,493,130 in 2001 from $2,129,427 in 2000. Noninterest expenses increased in all categories as a result of continued growth. Other operating expenses increased $392,846 to $1,204,593 for the year ended December 31, 2001. The Bank had increased data processing expense of $77,318 due to the opening of the Second Loop branch and the increase in loan and deposit transactions. Salaries and employee benefits increased $725,334, or 63.01%, to $1,876,552 in 2001 from $1,151,218 in 2000.
This increase is attributable to normal pay increases, the opening of the Second Loop branch, and the opening of the brokerage business. The Bank's efficiency ratio was 73.36% in 2001, compared to 66.13% in 2000.

     Net income was $616,554 in 2001, compared to $293,018 in 2000. The increase in net income reflects the Bank's continued growth, as average-earning assets increased from $48,914,151 for the year ended December 31, 2000 to $71,515,527 for the year ended December 31, 2001. Return on average assets during 2001 was 0.79%, compared to 0.56% during 2000, and return on average equity was 8.29% during 2001, compared to 4.28% during 2000.

     A comparison between 2000 and 1999 is not relevant because the Bank was only open for business four and a half months in 1999.

                               Net Interest Income

     General. The largest component of the Bank's net income is its net interest income, which is the difference between the income earned on assets and interest paid on deposits and on borrowings used to support such assets. Net interest income is determined by the yields earned on the Bank's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Total interest earning assets yield less total interest bearing liabilities rate represents the Bank's net interest rate spread.

     Average Balances, Income and Expenses, and Rates. The following table sets forth, for the years indicated, certain information related to the Bank's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

                Average Balances, Income and Expenses, and Rates

                                                           2001                              2000
                                             --------------------------------  -----------------------------------
                                             Average      Income/     Yield/    Average     Income/         Yield/
(Dollars in thousands)                       Balance      Expense      Rate     Balance     Expense         Rate
                                             --------     --------    -----    --------     -------         ----
Assets:
 Earning Assets:
  Loans (1)                                  $ 54,921   $  5,236       9.53%   $ 38,167     $  3,697         9.69%
  Securities, taxable (2)                      11,191        766       6.84       6,094          423         6.94
  Securities, tax exempt (2)                    1,666         94       5.64          --           --           --
  Federal funds sold                            3,625        149       4.11       4,333          280         6.46
  Time deposits with other banks                   --         --         --         310           19         6.13
  Nonmarketable equity securities                 113          6       5.31          10            1        10.00
                                            ---------      -----       ----
   Total earning assets                        71,516      6,251       8.74      48,914        4,420         9.04
                                             --------   --------       ----     -------     --------
 Cash and due from banks                        2,372                             1,568
 Premises and equipment                         3,666                             2,230
 Other assets                                     992                               481
 Allowance for loan losses                       (903)                             (429)
                                             --------                          --------
   Total assets                              $ 77,643                          $ 52,764
                                             ========                          ========
Liabilities:
  Interest-bearing liabilities:
   Interest-bearing transaction accounts     $  4,943         97       1.96%   $  2,182           40         1.83%
   Savings deposits                            13,514        474       3.51       7,800          400         5.13
   Time deposits                               38,527      2,231       5.79      23,594        1,554         6.59
   Other short-term borrowings                  2,650         84       3.17       1,155           61         5.28
                                             --------    -------       ----     -------     --------       ------
Total interest-bearing liabilities             59,634      2,886       4.84      34,731        2,055         5.92
                                             --------    -------                -------     --------       ------
  Demand deposits                               9,678                            10,839
  Accrued interest and other liabilities          895                               347
Shareholders' equity                            7,436                             6,847
                                             --------                          --------
   Total liabilities and
    shareholders' equity                     $ 77,643                          $ 52,764     $  2,365
                                             ========                          ========     ========
Net interest spread                                                    3.90%                                 3.12%
Net interest income                                     $  3,365
                                                        ========
Net interest margin                                                    4.71%                                 4.84%



(1)  The  effect  of  fees  collected  on  loans  is  not   significant  to  the
     computations. All loans and deposits are domestic.
(2) Average investment securities exclude the valuation allowance on securities available-for-sale.

                              Rate/Volume Analysis

     Analysis of Changes in Net Interest Income. Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information on changes in each category attributable to (i) changes due to volume (change in volume multiplied by prior period rate), (ii) changes due to rates (changes in rates multiplied by prior period volume) and (iii) changes in rate/volume (change in rate multiplied by the change in volume) is provided as follows:


                                                                            2001 compared to 2000
                                                                        Due to increase (decrease) in
 (Dollars in thousands)                                         Volume        Rate       Volume/Rate   Total
                                                               -------      --------     -----------  -------
Interest income:
 Taxable securities                                            $   353      $    (5)     $    (5)     $   343
 Nontaxable securities                                              --           --           94           94
 Loans                                                           1,623          (61)         (23)       1,539
 Federal funds sold                                                (46)        (102)          17         (131)
 Certificates of deposit with other financial institutions         (19)         (19)          19          (19)
 Nonmarketable equity securities                                    13           (1)          (7)           5
                                                               -------      -------      -------      -------

     Total interest income                                       1,924         (188)          95        1,831
                                                               -------      -------      -------      -------
Interest expense:
  Interest-bearing deposits                                      1,327         (310)        (209)         808
  Other borrowings                                                  79          (25)         (31)          23
                                                               -------      -------      -------      -------
     Total interest expense                                      1,406         (335)        (240)         831
                                                               -------      -------      -------      -------
       Net interest income                                     $   518      $   147      $   335      $ 1,000
                                                               =======      =======      =======      =======


                                                                        2000 compared to 1999
                                                                     Due to increase (decrease) in
 (Dollars in thousands)                                       Volume        Rate   Volume/Rate    Total
                                                              -------      -----   ------------   -----
Interest income:
 Taxable securities                                            $  367     $    2      $   32      $  401
 Loans                                                          4,011        (57)       (627)      3,327
 Federal funds sold                                               123          4           4         131
 Certificates of deposit with other financial institutions         --         --          19          19
 Nonmarketable equity securities                                   --         --           1           1
                                                               ------     ------      ------      ------

     Total interest income                                      4,501        (51)       (571)      3,879
                                                               ------     ------      ------      ------
Interest expense:
  Interest-bearing deposits                                     1,713         10         110       1,833
  Other borrowings                                                 90         (5)        (36)         49
                                                               ------     ------      ------      ------
     Total interest expense                                     1,803          5          74       1,882
                                                               ------     ------      ------      ------
       Net interest income                                     $2,698     $  (56)     $ (645)     $1,997
                                                               ======     ======      ======      ======


                               Net Interest Income

     Interest Sensitivity. The Bank monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. The principal monitoring technique employed by the Bank is the measurement of the Bank's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

     The following table sets forth the Bank's interest rate sensitivity at December 31, 2001.

                          Interest Sensitivity Analysis

                                                                  After One    After Three                 Greater
                                                                   Through      Through                    Than One
December 31, 2001                                 Within One        Three        Twelve      Within One   Year or Non-
 (Dollars in thousands)                             Month           Months       Months         Year       Sensitive        Total
                                                    ------          -------     -------         -----      ----------       -----
Assets

Interest-earning assets
 Loans                                              $ 26,061      $  4,452      $  9,141      $ 39,654      $ 25,221      $ 64,875
 Securities, taxable                                     502            --           889         1,391         9,888        11,279
 Securities, nontaxable                                   --            --            --            --         3,027         3,027
 Nonmarktable securities                                 142            --            --           142            --           142
 Federal funds sold                                    1,057            --            --         1,057            --         1,057
                                                    --------      --------      --------      --------      --------      --------
  Total earning assets                                27,762         4,452        10,030        42,244        38,136        80,380
                                                    --------      --------      --------      --------      --------      --------

Liabilities
Interest-bearing liabilities:
 Interest-bearing deposits:
  Demand deposits                                      9,251            --            --         9,251            --         9,251
  Savings deposits                                    14,238            --            --        14,238            --        14,238
  Time deposits                                        2,475        10,516        23,246        36,237         3,785        40,022
                                                    --------      --------      --------      --------      --------      --------
    Total interest-bearing deposits                   25,964        10,516        23,246        59,726         3,785        63,511
                                                    --------      --------      --------      --------      --------      --------
 Repurchase agreements                                 1,927            --            --         1,927            --         1,927
                                                    --------      --------      --------      --------      --------      --------
  Total interest-bearing liabilities                  27,891        10,516        23,246        61,653         3,785        65,438
                                                    --------      --------      --------      --------      --------      --------
Period gap                                          $   (129)     $ (6,064)     $(13,216)     $(19,409)     $ 34,351
                                                    ========      ========      ========      ========      ========
Cumulative gap                                      $   (129)     $ (6,193)     $(19,409)     $(19,409)     $ 14,942
                                                    ========      ========      ========      ========      ========
Ratio of cumulative gap to total earning assets        (0.16)%       (7.70)%      (24.15)%      (24.15)%       18.59%



     The above table reflects the balances of interest-earning assets and interest-bearing liabilities at the earlier of their repricing or maturity dates. Overnight federal funds are reflected at the earliest pricing interval due to the immediately available nature of the instruments. Debt securities are reflected at each instrument's ultimate maturity date. Scheduled payment amounts of fixed rate amortizing loans are reflected at each scheduled payment date. Scheduled payment amounts of variable rate amortizing loans are reflected at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Interest-bearing liabilities with no contractual maturity, such as savings deposits and interest-bearing transaction accounts, are reflected in the earliest repricing period due to contractual arrangements which give the Bank the opportunity to vary the rates paid on those deposits within a thirty-day or shorter period. However, the Bank is not obligated to vary the rates paid on these deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates.

     The Bank generally would benefit from increasing market rates of interest when it has an asset-sensitive gap position and generally would benefit from decreasing market rates of interest when it is liability-sensitive. The Bank is cumulatively liability-sensitive over the twelve-month time frame. However, the Bank's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability-sensitive gap position is not as indicative of the Bank's true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

                     Provision and Allowance for Loan Losses

     General. The Bank has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. On a quarterly basis, the Bank's Board of Directors reviews and approves the appropriate level for the Bank's allowance for loan losses based upon management's recommendations, the results of the internal monitoring and reporting system, and an analysis of economic conditions in its market. The objective of management has been to fund the allowance for loan losses at approximately 1.00% to 1.50% of total loans outstanding until a history is established.

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on the Bank's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions.

     The Bank's allowance for loan losses is based upon judgments and assumptions of risk elements in the portfolio, future economic conditions, and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquency, chargeoffs, and general and economic conditions in the service area. The adequacy of the allowance for loan losses and the effectiveness of the Bank's monitoring and analysis system are also reviewed periodically by the banking regulators and the Bank's independent auditors.

     Based on present information and an ongoing evaluation, management considers the allowance for loan losses to be adequate to meet presently known and inherent risks in the loan portfolio. Management's judgment about the adequacy of the allowance is based upon a number of assumptions about future events that it believes to be reasonable but which may or may not be accurate. Thus, there can be no assurance that chargeoffs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The Bank does not allocate the allowance for loan losses to specific categories of loans but evaluates the adequacy on an overall portfolio basis utilizing a risk grading system.

     The following table sets forth certain information with respect to the Bank's allowance for loan losses and the composition of chargeoffs and recoveries for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999.

                            Allowance for Loan Losses


(Dollars in thousands)                                            2001          2000          1999
                                                                  ----          ----          ----
Total loans outstanding at end of period                         $64,875      $46,745      $   16,678
                                                                 =======      =======      ==========
Average loans outstanding                                        $54,921      $38,167      $    3,225
                                                                 =======      =======      ==========
Balance of allowance for loan losses at beginning of period      $   780      $   163      $       --
Loans charged off:
  Real estate - construction                                          --           --              --
  Real estate - mortgage                                              --           --              --
  Commercial and industrial                                            6           --              --
  Consumer and other                                                 121           12              --
                                                                 -------      -------      ----------
   Total loan losses                                                 127           12              --
                                                                 -------      -------      ----------
 Recoveries of previous loan losses:
  Real estate - construction                                          --           --              --
  Real estate - mortgage                                              --           --              --
  Commercial and industrial                                           --           --              --
  Consumer and other                                                  45            1              --
                                                                 -------      -------      ----------
   Total recoveries                                                   45            1              --
                                                                 -------      -------      ----------
 Net charge-offs                                                      82           11              --
 Provision for loan losses                                           347          628             163
                                                                 -------      -------      ----------
 Balance of allowance for loan losses at end of period           $ 1,045      $   780      $      163
                                                                 =======      =======      ==========

 Ratios:
 Net charge-offs to average loans outstanding                       0.15%        0.03%           0.00%
 Net charge-offs to loans at end of year                            0.13%        0.02%           0.00%
 Allowance for loan losses to average loans                         1.90%        2.04%           5.05%
 Allowance for loan losses to loans at end of year                  1.61%        1.67%           0.98%
 Net charge-offs to allowance for loan losses                       7.85%        1.41%           0.00%
 Net charge-offs to provisions for loan losses                     23.63%        1.75%           0.00%



                              Nonperforming Assets

     Nonperforming Assets. There were loans totaling $8,872 in nonaccrual status at December 31, 2001. There were no loans in nonaccrual status at December 31, 2000. There were $146,436 in loans ninety days or more overdue and still accruing interest at December 31, 2001. There were $6,684 in loans ninety days or more overdue and still accruing interest at December 31, 2000. There were no restructured loans at December 31, 2001 or 2000.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from current earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan that would necessitate additional charges to earnings. For all periods presented, the additional interest income, which would have been recognized into earnings if the Holding Company's nonaccrual loans had been current in accordance with their original terms, and the amount of interest income on such loans that was included in net income is immaterial.

     Potential Problem Loans. At December 31, 2001, the Bank had $703,919 in classified loans. The Bank had $50,556 in classified loans at December 31, 2000. The results of this internal review process are considered in determining management's assessment of the adequacy of the allowance for loan losses. However, the Bank has exceeded its overall objective, which has been to maintain the allowance for loan losses at approximately 1.00% to 1.50% of total loans to provide for potential problem loans until a history has been established.

                         Noninterest Income and Expense

     Noninterest Income. Noninterest income for the year ended December 31, 2001, was $1,403,562, an increase of $548,792 from $854,770 for the year ended December 31, 2000. The increase is primarily a result of increased residential mortgage origination fees and service charges on deposit accounts. Mortgage origination fees increased $291,549, or 68.66%, to $716,203 for the year ended December 31, 2001. Service charges increased $176,885, or 53.98%, to $504,582 for the year ended December 31, 2001. The increase in service charges on deposit accounts was attributable to an overall increase in the number of deposit accounts during 2001.

     Noninterest income for the year ended December 31, 2000, totaled $854,770. The largest component of noninterest income for the year ended December 31, 2000, was residential mortgage origination fees, which totaled $424,654. Service charges on deposit accounts totaled $327,697 for the year ended December 31, 2000.

     For the period August 16, 1999 to December 31, 1999, the largest component of noninterest income was residential mortgage origination fees totaling $42,876.

     The following table sets forth the principal components of noninterest income for the years ended December 31, 2001, and 2000, and for the period August 16, 1999, to December 31, 1999.


(Dollars in thousands)                              2001       2000       1999
                                                   ------     ------     ------
 Service charges on deposit accounts               $  505     $  328     $   41
 Credit life insurance commissions                     51         75         17
 Residential mortgage origination fees                716        425         43
 Securities and insurance brokerage commissions        82         --         --
 Other income                                          50         27          8
                                                   ------     ------     ------
  Total noninterest income                         $1,404     $  855     $  109
                                                   ======     ======     ======


     Noninterest Expense. Noninterest expense increased $1,363,703, or 64.04%, to $3,493,130 for the year ended December 31, 2001. Of this total, other operating expenses increased $392,846, or 48.40%, to $1,204,593 in 2001 from $811,747 in 2000. The increase in data processing expense of $77,318 was due to the opening of the Second Loop branch and the increase in loan and deposit transactions. Salaries and employee benefits increased $725,334, or 63.01%, to $1,876,552 in 2001 from $1,151,218 in 2000. This increase is attributable to normal pay increases, the opening of the Second Loop branch, and the opening of the brokerage business.

     Salaries and employee benefits were $1,151,218 in 2000. Other operating expenses for the year ended December 31, 2000, were $811,747. Data processing and supplies was the largest portion of other operating expenses totaling $125,126 for the year ended December 31, 2000.

     Salaries and employee benefits comprised the largest component of noninterest expense, which totaled $426,044 for the period August 16, 1999 to December 31, 1999. Of this total, $109,937 related to salaries paid prior to the Bank's opening on August 16, 1999. Other operating expenses totaled $444,217 for the period August 16, 1999 to December 31, 1999. Pre-opening expenses associated with forming the Bank comprise $183,282 of these expenses.

     The following table sets forth the primary components of noninterest expense for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999.


(Dollars in thousands)                              2001           2000            1999
                                                    ----           ----            ----
 Salaries and employee benefits                   $ 1,877         $ 1,151          $ 426
 Net occupancy and equipment expense                  412             166            102
 Advertising and public relations                      85              63             39
 Office supplies, stationery, and printing            155             121             61
 Data processing and supplies                         202             125             64
 Computer and software                                120              84             25
 Professional fees and services                       159             100            113
 Employee education and conventions                    84              15              7
 Loan origination fees                                 29              37             26
 Other                                                370             267            109
                                                   ------          ------        -------
  Total noninterest expense                       $ 3,493         $ 2,129          $ 972
                                                   ======          ======        =======
 Efficiency ratio                                  73.36%          66.13%        204.15%


                                 Earning Assets

     Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Loans averaged $54,920,786 in 2001 compared to $38,166,936 in 2000, an increase of $16,753,850, or 43.90%. At
December 31, 2001, total loans were $64,875,191, compared to $46,745,104 at December 31, 2000, an increase of $18,130,087, or 47.50%.

     The following table sets forth the composition of the loan portfolio by category at the dates indicated and highlights the Bank's general emphasis on all types of lending.

                          Composition of Loan Portfolio


December 31,                              2001                          2000
                              ---------------------------   -----------------------------
(Dollars in thousands)         Amount   Percent of Total     Amount      Percent of Total
                              --------  -----------------   --------     ----------------
Commercial and industrial     $ 13,978       21.55%         $  8,814         18.86 %
Real estate
  Construction                   6,749       10.40             6,237         13.34
  Mortgage-residential          17,628       27.17            12,748         27.27
  Mortgage-nonresidential       15,029       23.17             8,587         18.37
Consumer                        11,310       17.43            10,219         21.86
Other                              181        0.28               140          0.30
                              --------      ------           -------       ---------
  Total loans                   64,875      100.00%           46,745        100.00 %
Allowance for loan losses       (1,045)                         (780)
                              --------                      --------
  Net loans                   $ 63,830                      $ 45,965
                              ========                      ========



     In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in the Bank's market area to obtain a mortgage on real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase management's willingness to make the loan and, to that extent, also tends to increase the magnitude of the real estate loan portfolio component.

     The largest component of the Bank's loan portfolio is real estate mortgage loans. At December 31, 2001, real estate mortgage loans totaled $32,657,440 and represented 50.34% of the total loan portfolio, compared to $21,334,327, or 45.64%, at December 31, 2000.

     Residential mortgage loans totaled $17,628,428 at December 31, 2001, and represented 27.17% of the total loan portfolio, compared to $12,747,654 at December 31, 2000. Residential real estate loans consist of first and second mortgages on single or multi-family residential dwellings. Nonresidential mortgage loans, which include commercial loans and other loans secured by multi-family properties and farmland, totaled $15,029,012 at December 31, 2001, compared to $8,586,673 at December 31, 2000. This amount represents an increase of $6,442,339, or 75.03%, from the December 31, 2000 amount. The demand for residential and commercial real estate loans in the Florence market has remained stable.

     The Bank's loan portfolio is also comprised heavily of consumer loans. Consumer loans increased $1,091,634, or 10.68%, to $11,310,260 at December 31, 2001, from $10,218,626 at December 31, 2000.

     The Bank's commercial and industrial portfolio grew at a quicker rate than any other loan type in 2001. Commercial and industrial loans increased $5,163,730, or 58.59%, to $13,977,706 at December 31, 2001, from $8,813,976 at
December 31, 2000.

     The Bank's loan portfolio reflects the diversity of its market. The Bank's home office is located in Florence County, South Carolina. The economy of Florence contains elements of medium and light manufacturing, higher education, regional health care and distribution facilities. Management expects the area to remain stable with continued growth in the near future. The diversity of the economy creates opportunities for all types of lending. The Bank does not engage in foreign lending.

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for the Bank. The following table sets forth the Bank's loans maturing within specified intervals at December 31, 2001.

       Loan Maturity Schedule and Sensitivity to Changes in Interest Rates


                                                    Over One
                                                     Year
December 31, 2001                     One Year or   Through     Over Five
 (Dollars in thousands)                  Less      Five Years     Years      Total
                                         -----     ----------    ------      -----
Commercial and industrial               $ 7,529     $ 5,541     $   908     $13,978
Real estate                              28,942       7,889       2,575      39,406
Consumer and other                        3,183       7,371         937      11,491
                                        -------     -------     -------     -------
                                        $39,654     $20,801     $ 4,420     $64,875
                                        =======     =======     =======     =======

Loans maturing after one year with:                                         $15,466
  Fixed interest rates                                                        9,755
                                                                            -------
  Floating interest rates                                                   $25,221
                                                                            =======


     The information presented in the above table is based on the contractual maturities of the individual loans, including loans that may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval as well as modification of terms upon maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio shown in the above table.

     Investment  Securities.  The  investment  securities  portfolio  is  also a component of the Bank's total earning assets. Total securities available-for-sale, gross of valuation allowance, averaged $12,856,364 in 2001, compared to $6,094,611 in 2000. At December 31, 2001, total securities available-for-sale were $14,305,686, an increase of $4,111,867, or 40.34%, over the December 31, 2000 balance. Investment securities also contains Federal Home Loan Bank stock. This stock is recorded at its original cost and totaled $142,400 and $12,300 at December 31, 2001 and 2000, respectively.

     The following table sets forth the fair market value of the securities available-for-sale held by the Bank at December 31, 2001 and 2000.

                   Fair Value of Securities available-for-sale


December 31,                                      2001        2000
                                               -------     -------
 (Dollars in thousands)
 U.S. government agencies and corporations     $ 6,339     $ 8,031
 Municipals                                      3,027          --
 Mortgage-backed securities                      3,417       1,672
 Commercial paper                                1,523         491
                                               -------     -------

 Total securities available-for-sale           $14,306     $10,194
                                               =======     =======



     The following table sets forth the scheduled maturities and average yields of securities held at December 31, 2001.

             Investment Securities Maturity Distribution and Yields


                                                   After One But         After Five But
December 31, 2001             Within One Year    Within Five Years      Within Ten Years     After Ten Years            Total
                             ----------------    -----------------     -----------------     ----------------     ------------------
(Dollars in thousands)       Amount     Yield    Amount    Yield       Amount     Yield      Amount     Yield     Amount      Yield
                             ------     -----    ------    ------      ------     -----      ------    ------     ------      ------
U.S. government agencies     $  878     6.08 %   $3,267     6.89 %     $1,647     6.84 %    $   547     5.58 %   $ 6,339      6.62 %
  and corporations
Commercial paper                513     6.63      1,010     7.19           --       --           --       --       1,523      6.99

Municipals                       --       --         --       --           --       --        3,027     7.50       3,027      7.50
                             ------              ------                ------               --------             -------

  Total securities (1)       $1,391     6.27 %   $4,277     6.96 %     $1,647     6.84 %    $ 3,574     7.12 %   $10,889      6.90 %
                             ======              ======                ======               ========             =======


(1) Excludes mortgage-backed securities totaling $3,417,024 with a yield of 6.2% and nonmarketable equity securities.

     Other  attributes  of  the  securities  portfolio,   including  yields  and
maturities, are discussed above in "--Net Interest Income-- Interest Sensitivity Analysis."

     Short-Term Investments. Short-term investments, which consist of federal funds sold, averaged $3,624,848 in 2001 compared to $4,332,791 in 2000. At December 31, 2001 and 2000, short-term investments totaled $1,057,000 and $1,883,974, respectively.

                 Deposits and Other Interest-Bearing Liabilities

     Average interest-bearing liabilities increased $24,903,343, or 71.70%, to $59,634,217 in 2001, from $34,730,874 in 2000. Average interest-bearing deposits increased $23,407,996, or 69.72%, to $56,984,020, from $33,576,024 in 2000.
These increases resulted from increases in all categories of interest-bearing liabilities, primarily as a result of the continued growth of the Bank.

     Deposits. Average total deposits increased $22,247,205, or 50.09%, to $66,662,516 in 2001, from $44,415,311 in 2000. At December 31, 2001, total deposits were $75,686,644, compared to $54,643,343 a year earlier, an increase of 38.51%.

     The following table sets forth the deposits of the Bank by category at December 31, 2001 and 2000.

                                    Deposits


December 31,                                 2001                           2000
                                     -----------------------       ------------------------
                                                 Percent of                      Percent of
(Dollars in thousands)                Amount      Deposits           Amount       Deposits
                                     --------    ---------          -------      --------
Demand deposit accounts              $ 12,176      16.09 %          $ 7,849        14.36 %
NOW accounts                            9,251      12.22              2,698         4.94
Savings accounts                       14,238      18.81             10,833        19.83
Time deposits less than $100,000       25,147      33.23             21,894        40.07
Time deposits of $100,000 or over      14,875      19.65             11,369        20.80
                                      -------     ------            -------       ------
  Total deposits                     $ 75,687     100.00 %         $ 54,643       100.00 %
                                     ========                      ========

     Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for the Bank's loan portfolio and other earning assets. The Bank's core deposits were $60,811,717 at December 31, 2001.

     Deposits, and particularly core deposits, have been the Bank's primary source of funding and have enabled the Bank to meet successfully both its short-term and long-term liquidity needs. Management anticipates that such deposits will continue to be the Bank's primary source of funding in the future. The Bank's loan-to-deposit ratio was 85.72% at December 31, 2001, and 85.55% at December 31, 2000. The maturity distribution of the Bank's time deposits over $100,000 at December 31, 2001, is set forth in the following table:


                 Maturities of Time Deposits of $100,000 or More

                                                                         After Six
                                                           After Three    Through
                                              Within Three Through Six    Twelve   After Twelve
(Dollars in thousands)                           Months      Months       Months     Months       Total
                                                -------      -------     -------     -------      -----
Certificates of deposit of $100,000 or more     $ 4,550      $ 2,608     $ 5,476     $ 2,241     $14,875



     Approximately 30.59% of the Bank's time deposits of $100,000 or more had scheduled maturities within three months, and 48.12% had maturities within six months. Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits.

     Short-term Borrowings. Short-term borrowings consist of securities sold under agreements to repurchase. Average short-term borrowings were $2,650,197 in 2001 compared to $1,154,850 during 2000. Securities sold under agreements to repurchase decreased $139,847, or 6.77%, to $1,927,164 at December 31, 2001.

                                     Capital

     As stated above, the Holding Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material effect on the Holding Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Holding Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Holding Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Holding Company's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     The Bank exceeded the regulatory capital requirements at December 31, 2001 and 2000 as set forth in the following table:

                     Analysis of Capital and Capital Ratios

December 31,                                                           2001         2000
                                                                       ----         ----
 (Dollars in thousands)
Tier 1 capital                                                       $ 7,595      $ 6,972
Tier 2 capital                                                           860          485
                                                                     -------      -------
  Total qualifying capital                                           $ 8,455      $ 7,457
                                                                     =======      =======

Risk-adjusted total assets (including off-balance-sheet exposures)   $68,626      $38,798
                                                                     =======      =======

 Tier 1 risk-based capital ratio                                       11.07%       17.97%
 Total risk-based capital ratio                                        12.32%       19.22%
 Tier 1 leverage ratio                                                  8.96%       11.03%


                   Liquidity Management and Capital Resources

     Liquidity management involves monitoring sources and uses of funds in order to meet day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Without proper liquidity management, the Holding Company and the Bank would not be able to perform the primary function of a financial intermediary and, therefore, would not be able to meet the needs of the communities it serves.

     Liquidity management is made more complex because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control. Nevertheless, management believes that cash and cash equivalents in combination with deposit inflows and loan repayments are adequate to meet reasonably foreseeable demands for deposit withdrawals and the funding of new loans. The Bank also has unused lines of credit to purchase federal funds from unrelated banks totaling $11,160,300 at December 31, 2001. The investment portfolio serves as the Bank's principal source of secondary asset liquidity. However, the availability of this source of funds is influenced by market conditions.

                               Impact of Inflation

     Unlike most industrial companies, the assets and liabilities of financial institutions are primarily monetary in nature. Therefore, interest rates have a more significant effect on their performance than do the general rate of inflation and of goods and services. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

                    Impact of Off-Balance Sheet Instruments

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of the Bank's customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer at predetermined interest rates as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities. Standby letters of credit often expire without being used.

     The Bank uses the same credit underwriting procedures for commitments to extend credit and standby letters of credit as it does for its on-balance sheet instruments. The credit worthiness of each borrower is evaluated and the amount of collateral, if deemed necessary, is based on the credit evaluation. Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment and income-producing commercial properties.

     The Bank is not involved in off-balance sheet contractual relationships, other than those disclosed herein, that could result in liquidity needs or other commitments or that could significantly impact earnings.

     As of December 31, 2001, commitments to extend credit totaled $10,831,678 and standby letters of credit totaled $211,894.

                    Accounting and Financial Reporting Issues

     Recent Accounting Pronouncements - In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 eliminates the pooling of interests method of accounting for business combinations and requires the use of the purchase method. The Statement also requires that intangible assets be reported separately from goodwill. This Statement is effective for all transactions initiated after June 30, 2001. Under SFAS 142, goodwill is no longer subject to amortization; however, it should be evaluated for impairment on at least an annual basis and adjusted to its fair value. In addition, an acquired intangible should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of intent to do so. However, the FASB recommends that financial institutions continue to follow the basic guidelines of SFAS 72 in recording and amortizing goodwill and other unidentifiable intangible assets. The Bank adopted SFAS 141 on July 1, 2001. SFAS 142 is effective for entities with fiscal years beginning after December 15, 2001. The Bank adopted SFAS 142 on January 1, 2002. The adoption of these Statements is not expected to have a material impact on the consolidated financial statements.

     In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. The accounting for changes in the fair value of a derivative depends on how the derivative is used and how the derivative is designated. The Bank adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 did not have any impact on the consolidated financial statements since the Bank did not have any derivative instruments nor any derivative instruments embedded in other contracts in 2001.

                              Industry Developments

     On November 4, 1999, the U.S. Senate and House of Representatives each passed the Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999. The Act was signed into law by President Clinton in

November 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The Act also creates a new "financial holding company" under the Bank Holding Company Act, which will permit holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking and insurance company portfolio investment activities. The Act also authorizes activities that are "complementary" to financial activities. The Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the amount of competition that the Bank and the Holding Company face from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the Act will have on the Bank and the Holding Company.

     From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain legislation, if adopted, could significantly change the regulation of banks, bank holding companies and the financial services industry. The Holding Company and the Bank cannot predict whether any such legislation will be adopted or, if adopted, how it would affect the Holding Company or the Bank.

                  BUSINESS OF THE HOLDING COMPANY AND THE BANK

General

     The Holding Company was incorporated under the laws of the State of South Carolina on April 12, 2001 to be the holding company for the Bank, and acquired all of the shares of the Bank on April 1, 2002 in a statutory share exchange accounted for as a pooling of interests. The Bank, a South Carolina banking corporation, is the Holding Company's only subsidiary, and the Holding Company conducts no business other than through its ownership of the Bank. The Holding Company has no indirect subsidiaries or special purpose entities. The Bank commenced operations in August 1999 and currently operates out of its main office and one branch office. The Bank serves the Florence, South Carolina area as an independent, community-oriented commercial bank emphasizing high-quality, responsive and personalized service. The Bank provides a broad range of consumer and commercial banking services, concentrating on individuals and small and medium-sized businesses desiring a high level of personalized services.

Marketing Focus

     The Bank advertises aggressively, using popular forms of media and direct mail, to target market segments and emphasizes the Bank's substantial local ownership, community bank nature, locally oriented operations and ability to provide prompt, knowledgeable and personalized service.

Location and Service Area

     The headquarters facility of the Holding Company and the Bank is located at 2170 W. Palmetto Street, Florence, South Carolina 29501. The Bank also has a branch located at 411 Second Loop Road, Florence, South Carolina. The Bank's primary market area is the City of Florence and the surrounding area of Florence County, South Carolina. According to the South Carolina Department of Commerce, in 2000, Florence County had an estimated population of 125,761. Florence County, which covers approximately 805 square miles, is located in the eastern portion of South Carolina and is bordered by Darlington, Marlboro, Dillon, Williamsburg, Marion, Clarendon, Sumter and Lee Counties. Florence County has a number of large employers, including, Wellman, Inc., DuPont, Amana, Hoffman-LaRoche Pharmaceuticals and a Honda All-Terrain vehicle plant. The principal components of the economy of Florence County are the wholesale and retail trade sector, the manufacturing sector, the services sector and the financial, insurance and real estate sector.

Services of the Bank

     The Bank strives to provide its customers with the breadth of products and services comparable to those offered by large regional banks, while maintaining the quick response and personal service of a locally owned and managed bank. In addition to offering a full range of deposit services and commercial and personal loans, the Bank offers investment services and products such as mortgage loan origination.

     The Bank provides personalized banking services, with an emphasis on knowledge of the individual financial needs and objectives of its customers and prompt response, through an array of services. The Bank seeks to promote continuous long-term relationships. Because management of the Bank is located in Florence, all credit and related decisions are made locally, thereby facilitating a prompt response by persons familiar with the borrower's local business environment.

     o Deposit Services. The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered by other banks in the area. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts. All deposit accounts are insured by the FDIC up to the maximum amount allowed by law. The Bank solicits these accounts from individuals, businesses, associations and organizations and governmental authorities.

     o Loan Products. The Bank offers a full range of commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including loans secured by inventory and accounts receivable), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Consumer loans include equity lines of credit and secured and unsecured loans for financing automobiles, home improvements, education, and personal investments. The Bank also makes real estate construction and acquisition loans. The Bank's lending activities are subject to a variety of lending limits imposed by federal law.

          Under South Carolina law, loans by the Bank to a single customer may not exceed 10% of the Bank's unimpaired capital, except that by two-thirds vote of the directors of the Bank such limit may be increased to 15% of the Bank's unimpaired capital. The Bank's Board of Directors has approved that increase in its lending limit. Based on the Bank's unimpaired capital as of December 31, 2001, the Bank's lending limit to a single customer is $1,268,271. Even with the increase, the size of the loans that the Bank is able to offer to potential customers is less than the size of the loans that the Bank's competitors with larger lending limits are able to offer. This limit affects the ability of the Bank to seek relationships with the area's larger businesses. However, the Bank may request other banks to participate in loans to customers when requested loan amounts exceed the Bank's legal lending limit.

     o Mortgage Loan Division. The Bank has established a mortgage loan division through which it has broadened the range of services that it offers to its customers. The mortgage loan division originates loans to purchase existing or to construct new homes and to refinance existing mortgages. The Bank generates additional fee income by selling most of these loans in the secondary market and cross-selling its other products and services to its mortgage customers.

     o Other Banking Services. The Bank offers drive-through banking facilities. In 2001, the Bank implemented 24 Hour Telephone Banking and Online Banking, each of which allows the Bank's customers access to account information 24 hours a day, seven days a week. Other Bank services include cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks and automatic drafts for various accounts. The Bank is associated with a shared network of automated teller machines that may be used by the Bank's customers throughout South Carolina and other regions. The Bank also offers MasterCard and VISA credit card services through a correspondent bank as an agent for the Bank. Management of the Bank has established and intends to maintain relationships with correspondent banks and other financial institutions to provide other services requested by its customers. The Bank does not provide trust services. Although the Bank may operate a trust department in the future, it cannot do so without first obtaining regulatory approval.


     o Other Services. In addition to its banking services, the Bank offers securities brokerage services and life insurance products to its customers through a financial services division of the Bank. The Bank obtained an insurance agency license under South Carolina law to sell life insurance and has relationships with brokers and carriers. The Bank's financial services division uses professional money managers who diversify a client's portfolio into several different asset classes. Some of the products offered are mutual funds, annuities, stocks, bonds, insurance, IRAs and 401(k) rollovers.

Employees

     The Bank currently has 52 full-time employees and 3 part-time employees. The executive officers of the Holding Company are the only officers of the Holding Company but receive no compensation from the Holding Company. The Holding Company has no employees.

Competition

     The Bank faces strong competition for deposits, loans and other financial services from numerous other banks, thrifts, credit unions, other financial institutions and other entities that provide financial services, some of which are not subject to the same degree of regulation as the Bank. Because South Carolina law permits statewide branching by banks and savings and loan associations, many financial institutions in the state have branch networks. In addition, subject to certain conditions, South Carolina law permits interstate banking. Reflecting this opportunity provided by law plus the growth prospects of the Florence market, all of the four largest (in terms of local deposits) commercial banks in the City of Florence are branches of or affiliated with regional or super-regional banks.

     As of May 23, 2002, 12 banks and 3 savings institutions operated 37 offices within the city limits of Florence. Most of those institutions also have other branch offices in Florence County, as do some other banks that do not have branches in the City of Florence. In addition, six finance companies and six credit unions have offices located in the City of Florence. All of these institutions aggressively compete for business in the Bank's market area. Most of these competitors have been in business for many years, have established customer bases, are substantially larger than the Bank, have substantially higher lending limits than the Bank has and are able to offer certain services, including trust and international banking services, that the Bank is able to offer only through correspondents, if at all.

     The Bank attempts to compete by providing its customers with high-quality, prompt and knowledgeable personalized service at competitive rates, which is a combination that the Bank believes customers generally find lacking at larger institutions. The Bank also attempts to offer a wide variety of financial products and services at fees that are competitive with other financial institutions.

Properties

     The executive offices of the Holding Company and the Bank and the main office of the Bank are located at 2170 W. Palmetto Street in downtown Florence, South Carolina. The facility at that location is owned by the Bank. The Bank also owns an adjacent lot that is used as a Bank parking lot. The headquarters building is a two-story building having approximately 12,000 square feet. The building has six inside teller stations, two teller stations servicing four drive-through lanes and a night depository and automated teller machine drive-through lane that is accessible after the Bank's normal business hours.

     On April 26, 2000, the Bank opened a branch at 411 Second Loop Road in Florence, South Carolina. The Second Loop branch facility, which is owned by the Bank, is located on approximately one acre of land and contains approximately 3,000 square feet.

     On May 15, 2002, the Bank purchased an additional facility located at 2145 Fernleaf Drive in Florence, South Carolina. The Fernleaf Drive site contains approximately 0.5 acres of land and includes a 3,500 square feet building. The facility will serve as additional space for the operational activities of the Bank, including data processing and auditing. No customer services will be conducted in this facility.

Legal Proceedings

     The Holding Company and the Bank are involved from time to time in routine legal proceedings occurring in the ordinary course of business. In the opinion of management, the final disposition of these matters will not have a material adverse effect on the Holding Company's financial condition or results of operations.

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


Regulation of the Holding Company

     The Holding Company is a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956, as amended (the "BHCA"), and the South Carolina Branching and Banking Efficiency Act, as amended (the "SC Act"), and is subject to supervision and regulation by the Federal Reserve and the State Board.

     The BHCA. Under the BHCA, the Holding Company is subject to periodic examination by the Federal Reserve and is required to file periodic reports of its operations and such additional information as the Federal Reserve may require. The Holding Company's activities are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries and engaging in other activities that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     Investments, Control and Activities. With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring all or substantially all the assets of any bank, (ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control 5% or more of the voting shares of such bank (unless it already owns or controls the majority of such shares) or (iii) merging or consolidating with, or otherwise acquiring, another bank holding company.

     Under the BHCA, a bank holding company, unless it qualifies as a financial holding company under the Gramm-Leach-Bliley Act, is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities, unless the Federal Reserve has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve has determined to be proper incidents to the business of a bank holding company include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial adviser, owning savings associations and making investments in certain corporations or projects designed primarily to promote community welfare. A bank holding company may engage, either directly or indirectly, in such activities without obtaining prior approval of the Federal Reserve if the bank holding company (i) is a "well-capitalized organization" and a "well-managed organization," (ii) conducts the activity in compliance with all orders and regulations of the Federal Reserve governing the activity and (iii) provides written notice to the Federal Reserve within ten business days after commencing the activity. Otherwise, a bank holding company must obtain prior approval of the Federal reserve before commencing any such activity.

     For capital adequacy purposes, the Federal Reserve has adopted a risk-based capital measure to assist in the assessment of the capital adequacy of bank holding companies. The "Risk-Based Capital Ratio" is calculated by dividing the bank holding company's qualifying capital by its weighted risk assets (i.e. assets as adjusted to reflect their relative credit risks). The "Risk-Based Capital Ratio" compares the total capital account, which may include a limited amount of general reserves for loan losses, to weighted risk assets. The minimum level for this ratio is 8.0%, of which at least 4% should be Tier 1 capital. Tier 1 Capital is defined as common equity, retained earnings, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangibles. The Federal Reserve has also adopted a supplement and adjustment to the Risk-Based Capital Ratio calculations that is applicable to any bank holding company that has trading activity (the gross sum of trading assets and liabilities as reported in the bank holding company's most recent quarterly Y-9C Report), on a consolidated basis, equals 10% or more of total assets or $1 billion or more.

     The Federal Reserve also has established an additional capital adequacy guideline referred to as the "Tier 1 Leverage Ratio," which measures the ratio of Tier 1 Capital (as defined above) to average total consolidated assets (quarterly average total assets reported on the bank holding company's most recent FR Y-9C Report), less goodwill. Although the most highly-rated bank holding companies are required to maintain a minimum Tier 1 Leverage Ratio of 3.0%, most bank holding companies are required to maintain higher Tier 1 Leverage Ratios. The Holding Company is required to maintain a minimum Tier 1 Leverage Ratio of 4.0%. However, the Federal Reserve may require higher ratios based on the circumstances and the bank holding company's risk profile.

     Subject to its capital requirements and certain other restrictions, the Holding Company is able to borrow money to make a capital contribution to the Bank, and such loans may be repaid from dividends paid from the Bank to the Holding Company (although the ability of the Bank to pay dividends is subject to regulatory restrictions). Any loans from the Holding Company to the Bank are likely to be unsecured and will be subordinated to claims of the Bank's depositors and possibly to claims of other creditors. The Holding Company is also able to raise capital for contribution to the Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws. Unlike the Bank, the Holding Company may, without regulatory approval, repurchase its own stock, subject to certain limitations.

     Source of Strength; Cross-Guarantee. The Federal Reserve requires the Holding Company to act as a source of financial and managerial strength to the Bank and to commit resources to support the Bank in circumstances in which the Holding Company might not otherwise do so. The Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial safety, soundness or stability of any subsidiary bank of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any subsidiary if the agency determines that divestiture may aid the bank's financial condition. The Bank may be required to indemnify, or cross-guarantee, the FDIC against losses it incurs with respect to any other bank controlled by the Holding Company, which in effect makes the Holding Company's equity investments in healthy subsidiaries available to the FDIC to assist any failing or failed bank subsidiary of the Holding Company. The Holding Company currently has no plans to acquire another bank or non-bank subsidiary, although it may do so.

     The Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act (the "GLBA"), most of the provisions of which became effective in March 2000, repeals the restrictions contained in sections 20 and 32 of the Glass-Steagall Act on banks affiliating with securities firms and allows banks to affiliate with insurance companies. The GLBA also creates a new "financial holding company" under the BHCA, which permits holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking and insurance company portfolio investment activities. The GLBA also permits the Federal Reserve and the Treasury Department to authorize additional activities that are "financial in nature" or "incidental" or "complementary" to financial activities. A bank holding company may become a financial holding company if each of its subsidiary banks is well-capitalized and well managed and has at least a "satisfactory" CRA rating. A financial holding company must provide notice to the Federal Reserve within 30 days after commencing activities previously determined by statute or by the Federal Reserve and Treasury Department to be permissible. At this time, the Holding Company does not intend to elect to become a financial holding company.

     Management of the Holding Company believes that the GLBA will not have a material adverse effect on its operations in the near-term. However, to the extent that it permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. Such consolidation could result in a growing number of larger financial institutions that offer a wider variety of financial services than the Holding Company will offer and that can aggressively compete in the markets that the Holding Company serves.

     The SC Act. As a bank holding company registered under the SC Act, the Holding Company is subject to limitations on sale or merger and to regulation by the State Board. The Holding Company must receive the approval of the State Board prior to acquiring control of a bank or bank holding company or all or substantially all of the assets of a bank or a bank holding company. The Holding Company also must file with the State Board periodic reports with respect to its financial condition, operations and management, and the intercompany relationships between the Holding Company and its subsidiaries.

Regulation of the Bank

     The Bank is a state chartered bank insured by the FDIC and not a member of the Federal Reserve. As such, the Bank is subject to supervision and regulation by the FDIC and the State Board. Supervision, regulation and examination of banks by regulatory agencies are intended primarily for the protection of depositors rather than stockholders of the banks.

     South Carolina Law. Commercial banks chartered in South Carolina have only those powers granted by law or the regulations of the State Board. State law sets specific requirements for bank capital and regulates deposits in and loans and investments by banks, including the amounts, types and, in some cases, rates. In addition, the State Board regulates, among other activities, the payment of dividends, the opening of branches, loans to officers and directors, record keeping and the use of automated teller machines. The State Board periodically examines state banks to determine their compliance with the law and regulations, and state banks must make periodic reports of their condition to the State Board.

     FDIC Regulation. All banks insured by the FDIC are subject to periodic examination by the FDIC and to certain FDIC regulations. The FDIC may remove or suspend officers or directors of a bank to protect the bank's soundness. The FDIC requires insured banks to maintain specified levels of capital and certain security devices and procedures. The FDIC also administers a number of federal statutes such as the Community Reinvestment Act of 1977.

     Deposit Insurance. As an FDIC-insured institution, the Bank is required to pay semi-annual installments of deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which each insured depository institution is placed into a category based on (i) certain factors relating to the institution's capital, (ii) supervisory evaluations provided by the institution's primary federal regulator and (iii) other information the FDIC determines to be relevant to the institution's financial condition and the risk imposed to the applicable deposit insurance fund. The Bank then pays deposit insurance premiums (at annual rates currently ranging from .00% to .27% of deposits) based on that categorization. Institutions classified as "well-capitalized" (as defined by the FDIC) and considered financially sound with only a few minor weaknesses pay the lowest premium, while institutions that are "undercapitalized" (as defined by the FDIC) and considered to pose a substantial possibility of loss pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period. Based upon comparable organizations, the Bank was assessed $3,251 for the most recent semi-annual assessment period for which it was required to pay premiums.

     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC also may suspend deposit insurance temporarily prior to a hearing for a permanent termination of insurance if the institution has no tangible capital. The practical effect of suspension or termination of FDIC deposit insurance would be the closing of the Bank for the period of such suspension or termination, because FDIC insurance is required by the State Board at all times.

     Capital Requirements. Like the Federal Reserve, the FDIC has established a minimum leverage ratio and a minimum risk-based capital ratio for state nonmember banks, such as the Bank. State nonmember banks that have the highest examination rating, are not experiencing or anticipating significant growth and have well-diversified risks must maintain a minimum leverage ratio of Tier 1 Capital to total assets of 3%. All other banks are required to maintain a minimum leverage ratio of Tier 1 Capital to total assets of 4%. In addition, state nonmember banks are required to maintain a minimum ratio of total capital to total risk-weighted assets of 8%. For purposes of the risk-based capital ratio, the total capital may not be more than double Tier 1 Capital. In order to compute the amount of risk-weighted assets, all of a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories established by the FDIC. The aggregate dollar amount in each category is then multiplied by the risk weight assigned to that category by the FDIC, and the sum of the resulting weighted values for each risk category is the risk-weighted assets total. The capital requirements described above are minimum requirements, and the FDIC may require higher capital levels if warranted by the particular circumstances or risk profiles of individual institutions.

     The FDIC, the Federal Reserve and the OCC have adopted an interagency statement of policy to supplement their risk-based capital standards that allows the banking agency having jurisdiction to take various risk factors, and management's ability to monitor and control such risks, into account in analyzing a bank's capital adequacy. The standards specifically require a bank to quantify and monitor its level of interest rate risk exposure and maintain capital for such risk.

     In addition, the FDIC, the Federal Reserve and the OCC have adopted a policy that supplements and adjusts the risk-based capital ratio calculations with respect to banks with significant trading activities. Such banks must measure, and hold a sufficient amount of capital to cover, their exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates, commodity prices and exposure to specific risk associated with debt and equity positions in trading portfolios. Management of the Bank anticipates that the Bank will be able to maintain compliance with all applicable capital requirements.

     Federal banking regulators have broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include requiring the submission of a capital restoration plan, placing limits on asset growth and other activities, requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired, restricting transactions with affiliates, restricting the interest rate the institution may pay on deposits, ordering a new election of directors of the institution, requiring that senior executive officers or directors be dismissed, prohibiting the institution from accepting deposits from correspondent banks, requiring the institution to divest certain subsidiaries, prohibiting the payment of principal or interest on subordinated debt and appointing a receiver for the institution.

     Dividends. Under South Carolina law, the Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the State Board, provided that the Bank received a composite rating of one or two at the last examination conducted by a state or federal regulatory authority. All other cash dividends require prior approval by the State Board. South Carolina law requires each state nonmember bank to maintain the same reserves against deposits as are required for a state member bank under the Federal Reserve Act. This requirement is not expected to limit the ability of the Bank to pay dividends on its common stock. In addition, as an FDIC-insured institution, the Bank is subject to regulation by the FDIC, which is statutorily authorized to determine whether the payment of dividends by an insured state nonmember bank would constitute an unsafe and unsound banking practice. In such an instance, the FDIC could prohibit the payment of dividends. Dividends paid by the Bank are paid to the Holding Company, and the Bank's payment of dividends to the Holding Company does not obligate the Holding Company to pay dividends to its shareholders.

     Insider Transactions. The Bank is subject to restrictions imposed by the Federal Reserve Act on loans or extensions of credit to affiliates, purchases of investments in the stock or other securities of affiliates, purchases of assets from affiliates and on the acceptance of the stock or other securities of affiliates as collateral for loans or extensions of credit. Extensions of credit by the Bank to its directors, executive officers and principal stockholders and to "related interests" of such directors, officers and principal stockholders are subject to regulatory limitations and reporting requirements. In addition, the Federal Reserve Act and related regulations may affect the terms upon which any person becoming a director, executive officer or principal stockholder of the Bank may obtain credit from banks with which the Bank maintains a correspondent relationship.

     Safety and Soundness Standards. The FDIC, the Federal Reserve, the OCC and the Office of Thrift Supervision have adopted a final regulation and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") implementing the requirement of the Federal Deposit Insurance Corporation Improvements Act of 1991 that the federal banking agencies establish certain standards to promote the safety and soundness of federally insured depository institutions. The Guidelines establish standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the Guidelines set out the safety and soundness standards that the agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines basically consist of goals to be achieved in each area, and each institution is responsible for establishing its own procedures to achieve those goals.

     An institution that fails to comply with any of the standards established by the Guidelines may be required to submit to its primary federal regulator a plan for achieving and maintaining compliance. Failure to submit an acceptable plan, or failure to comply with a plan that has been accepted by the appropriate regulator, is grounds for enforcement action. The rules and regulations of the agencies establish deadlines for the submission and review of such safety and soundness compliance plans.

     Truth-In-Savings Act. The Federal Reserve has adopted regulations implementing the Truth-in-Savings Act, which applies to accounts intended for use by and generally used by consumers primarily for personal, family or household purposes. These regulations contain, as key elements: (i) a requirement that institutions disclose, at the time an account is opened or upon request of a consumer, yields and interest rates, the frequency with which interest is compounded and credited, minimum balance information, fees, transaction limitations, features of time accounts and information relating to bonuses for all covered accounts; (ii) requirements that institutions calculate and disclose the annual percentage yield ("APY") in accordance with the regulations for each covered account and that the APY be disclosed in advertisements stating rates of return; (iii) a requirement that institutions provide 30 days' notice prior to making a change in any term required to be disclosed if such change may reduce the APY or adversely affect the consumer; and (iv) a requirement that interest be paid on entire balances rather than investable funds.

     Community Reinvestment Act Requirements. The Bank is subject to evaluation by the FDIC under the Community Reinvestment Act of 1977 ("CRA"). The Bank is evaluated under guidelines established for "small banks." These guidelines call for an evaluation of an institution's performance in meeting the credit needs of its entire community, including low- and moderate-income areas, consistent with the safe and sound operation of the institution. The relevant factors under these "small bank" guidelines include the bank's loan-to-deposit ratio within its community, the bank's percentage of loans and other lending activities within its community, the bank's record of lending to and engaging in other lending-related activities for borrowers of different income levels and businesses and farms of different sizes, the geographic distribution of the bank's loans and the bank's record of acting, if warranted, in response to written complaints about its performance in helping to meet credit needs in its community. The FDIC takes a bank's CRA performance into account in considering applications for approval of deposit insurance, establishment or relocation of branches and business combinations.

     Effect of Governmental Monetary Policies. The earnings of the Bank are affected by economic conditions and the monetary policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and will likely continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of bank loans, investments and deposits through the Federal Reserve's open market operations in United States government securities, its regulation of the discount rate on borrowing by member banks and its reserve requirements against member bank deposits.

     Other Regulations. The Bank's loan operations are subject to other federal laws applicable to credit transactions, such as the Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected by collection agencies; the Real Estate Settlement Procedures Act, requiring disclosure to homebuyers and sellers of settlement costs and prohibiting unnecessarily high settlement charges; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Bank also are subject to the Right to Financial Privacy Act of 1978, which imposes a duty to maintain the confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services; and the Bank Secrecy Act, which imposes reporting obligations on banks with respect to large cash deposits.

     Enforcement Powers. The Financial Institutions Reform, Recovery and Enforcement Act expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties primarily include management, employees and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. For such violations, civil penalties may be as high as the lesser of $1,000,000 a day or $5,000,000. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

     Proposed Legislation and Regulatory Action. New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations, and competitive relationships of the nation's financial institutions. The Bank cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which the Bank's business may be affected by any new regulation or statute.

 SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of April 1, 2002, concerning the number and percentage of shares of the common stock beneficially owned by each director and executive officer of the Holding Company, and by the Holding Company's directors and executive officers as a group. Except as set forth below, the Holding Company knows of no person who owns or controls, directly or indirectly, in excess of five percent of the outstanding common stock. Also shown are the percentage of shares that will be owned by such persons after the offering, based upon their current stated intentions to purchase shares in the offering, if the minimum number of shares offered hereby are sold and if the maximum number of shares offered hereby are sold. The purchase intentions of these people may change.

                                                                                       Percent of       Percent of
                                                      Amount and                       Class after     Class after
                                                       Nature of           Percent    Offering If      Offering If
       Name                       Title         Beneficial Ownership(1)   of Class    Minimum Sold    Maximum Sold
       ----                       -----         -----------------------   --------    ------------    ------------

F. R. Saunders, Jr.          President, Chief            87,034(2)          5.79%       5.71%(3)         5.31%(4)
                            Executive Officer
                               and Director
Paul C. Saunders               Senior Vice               90,500(5)          6.03%       5.93%(3)         5.44%(4)
                                President,
                                Assistant
                              Secretary and
                                 Director
A. Dale Porter                Executive Vice             82,510(5)          5.50%       5.44%(3)         5.15%(4)
                             President, Chief
                                Financial
                                 Officer,
                              Secretary and
                                 Director
William P. Campbell              Director                20,000             1.38%        1.27%              *
Leonard A. Hoogenboom        Chairman of the             15,480(6)          1.07%           *               *
                            Board and Director
John M. Jebaily                  Director                 6,000(7)             *            *               *
Wilie Jones                      Director                 8,000(8)             *            *               *
Andrew G. Kampiziones            Director                 8,300(9)             *            *               *
Nathaniel Lockhart               Director                 2,000(10)            *            *               *
C. Dale Lusk, MD                 Director                20,000(11)         1.38%        1.59%             *
T. Daniel Turner                 Director                47,000(12)         3.25%        3.38%           4.05%
A. Joe Willis                    Director                44,000(13)         3.04%        2.80%           1.63
     Total (12 persons)                                 430,824(14)        26.81%       26.98%(15)      22.98%(16)


*      Less than 1%

(1) Assumes the exercise by such person of all options exercisable within 60 days after April 1, 2002.
(2) Includes 5,400 shares owned by members of Mr. Saunders' family, 1,334 shares subject to currently exercisable options owned by Mr. Saunders' spouse and 52,500 shares subject to currently exercisable options owned by Mr. Saunders.
(3) Includes an additional 6,250 shares subject to currently exercisable options.
(4) Includes an additional 62,500 shares subject to currently exercisable options.
(5)    Includes 52,500 shares subject to currently exercisable options.
(6)    Includes 480 shares owned by members of Mr. Hoogenboom's family.
(7)    Mr. Jebaily intends to purchase 6,250 shares in the offering.
(8)    Mr. Jones intends to purchase 1,500 shares in the offering.
(9) Includes 1,000 shares owned by a member of Mr. Kampiziones' family. Mr. Kampiziones intends to purchase 3,000 shares in the offering.
(10)   Mr. Lockhart intends to purchase 3,000 shares in the offering.
(11)   Dr. Lusk intends to purchase 5,000 shares in the offering.
(12) Includes 1,000 shares owned by a member of Mr. Turner's family. Mr. Turner intends to purchase 5% of the total number of shares of common stock sold in the offering (6,250 if the minimum is sold, 62,500 if the maximum is sold).
(13)   Includes 43,800 shares own by Mr. Willis' spouse.
(14)   Includes 158,834 shares subject to currently exercisable options.
(15)   Includes 177,584 shares subject to currently exercisable options.
(16)   Includes 346,334 shares subject to currently exercisable options.

                                   MANAGEMENT

     Set forth below is the name, age as of April 1, 2002 and principal position with the Holding Company and the Bank of each person who is currently a director or executive officer of the Holding Company. The Holding Company's Board of Directors is currently fixed at twelve directors. The Holding Company's Articles of Incorporation divide the Board of Directors into three classes, with the members of one class to be elected each year for a three-year term. The year in which each director will stand for re-election is provided below.

     None of the directors are related except that F. R. Saunders,  Jr. and Paul
C. Saunders are brothers.

1.   Class A - Terms to Expire at the 2005 Annual Meeting.

     F. R. Saunders, Jr., age 41, has been (i) President, Chief Executive Officer and director of the Bank since August 16, 1999, (ii) a director of the Holding Company since April 12, 2001 and (iii) President and Chief Executive Officer of the Holding Company since April 18, 2001. Mr. Saunders was Senior Market Manager of the branch of Centura Bank in Florence, South Carolina, from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President and a director of Pee Dee State Bank from January 1990 until March 1998.

     William P. Campbell, age 73, has been a director of the Bank since January 21, 2000 and a director of the Holding Company since April 12, 2001. Mr. Campbell has been chairman of Computer Dimensions, Inc., a computer software company, since 1995.

     Leonard A. Hoogenboom, age 58, has been (i) Chairman of the Board and a director of the Bank since August 16, 1999 and (ii) Chairman of the Board and a director of the Holding Company since April 12, 2001. Mr. Hoogenboom has been the owner and chief executive officer of Hoogenboom & Co. CPA since 1984.

     T. Daniel Turner, age 54, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Mr. Turner has been the owner and president of Turner's Custom Auto Glass Inc., an auto glass installation company, since 1982. In addition, Mr. Turner has been vice president of Bob Smith Chevrolet GMC Geo, an automobile dealership, and owner of Carolina Connection, a billing service company, since 1993.

2.   Class B - Terms to Expire at the 2003 Annual Meeting.

     Paul C. Saunders, age 40, has been (i) Senior Vice President, Senior Consumer Services Officer, Assistant Secretary and director of the Bank since August 16, 1999, (ii) Senior Vice President and Assistant Secretary of the Holding Company since April 18, 2001 and (iii) a director of the Holding Company since April 12, 2001. Mr. Saunders was Financial Sales Officer of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President of Pee Dee State Bank from October 1987 until March 1998.

     Wilie Jones, age 41, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Mr. Jones has been an agent for New York Life Insurance Company since 1986 and the owner and president of Professional Insurance and Financial Services, Inc. since 1994.

     Andrew G. Kampiziones, age 71, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Mr.
Kampiziones has been the sole owner and president and treasurer of Fairfax Development Corporation, a real estate development corporation, since December 1991. Mr. Kampiziones has also been a part-time professor at Francis Marion University since 1991 and at Florence/Darlington Technical College since 1992.

     Nathaniel Lockhart, age 51, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Mr. Lockhart has been employed by the U.S. Postal Service since 1972. Mr. Lockhart also has been president of Solid Vision, an investment group, since 1995, and he has been a co-owner of Accustaff Incorporated, a temporary staffing service, since 1986.

3.       Class C - Terms Expiring at the 2004 Annual Meeting.

     A. Dale Porter, age 51, has been (i) Executive Vice President, Chief Financial Officer, Cashier, Secretary and director of the Bank since August 16, 1999, (ii) Executive Vice President, Chief Financial Officer and Secretary of the Holding Company since April 18, 2001 and (iii) a director of the Holding Company since April 12, 2001. Mr. Porter was Regional Support Specialist-Operational of the region of Centura Bank in South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until October 1998, when he resigned to organize the Bank. Mr. Porter was Cashier and a director of Pee Dee State Bank from January 1978 until March 1998.

     John M. Jebaily, age 50, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Mr. Jebaily has been self-employed as a real estate agent in Florence since 1977.

     C. Dale Lusk, MD, age 43, has been a director of the Bank since August 16, 1999 and a director of the Holding Company since April 12, 2001. Dr. Lusk has been employed by Advanced Women's Care since March 2001. From February 1996 until March 2001, Dr. Lusk was employed by McLeod Physicians' Associates.

     A. Joe Willis, age 63, has been a director of the Bank since January 21, 2000 and a director of the Holding Company since April 12, 2001. Mr. Willis has been the president of Willis Chiromed, a chiropractic practice, since 1964.

                     COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Executive Officers

     The executive officers of the Holding Company are also executive officers of the Bank. The Holding Company does not pay any compensation to its executive officers. The following table sets forth the compensation paid to the Chief Executive Officer and each of the other executive officers of the Bank whose total salary and bonus for services rendered to the Bank during the fiscal year ended December 31, 2001 exceeded $100,000.

                                               Summary Compensation Table

                                  Annual Compensation                   Long Term Compensation
                                  -------------------                   ----------------------
                                                                                 Awards
                                                                                 ------

(a)                          (b)         (c)             (d)                       (g)                        (i)

Name and                                                                   Securities Underlying           All other
Principal Position           Year      Salary($)        Bonus($)              Options/SARs(#)            Compensation($)
------------------           ----      ---------        --------              ---------------            ---------------
F. R. Saunders, Jr.          2001      $115,000        $ 46,400                   $ -0-                      $ 6,630(1)
President and Chief          2000        91,847          29,550                     -0-                        2,750
Executive Officer            1999        80,000           -0-                      35,000                       -0-


A. Dale Porter               2001      $ 90,000        $ 16,822                   $ -0-                      $ 3,186(2)
Executive Vice President,    2000        83,837          22,050                     -0-                        2,505
Chief Financial Officer      1999        80,000            -0-                     35,000                       -0-
and Secretary


Paul C. Saunders             2001      $ 82,000        $ 25,000                   $ -0-                      $ 2,741(2)
Senior Vice President,       2000        67,000          22,050                     -0-                        2,045
and Assistant Secretary      1999        60,000            -0-                    35,000                        -0-


(1) Of the amount shown, $4,146 represents the Bank's contributions to its 401(K) plan and $2,484 represents the value of the use of a Bank vehicle.
(2)  Amounts shown consist of the Bank's contributions to its 401(k) plan.

    Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                     Values


        (a)                                (d)                                    (e)
                             Number of Securities Underlying       Value of Unexercised In-the-Money
                          Unexercised Options/SARs at FY-End (#)      Options/SARs at FY-End ($)
Name                           Exercisable/Unexercisable(1)           Exercisable/Unexercisable(2)
----                           ----------------------------           ----------------------------
F. R. Saunders, Jr.                    52,500/17,500                       $ 105,000/$ 35,000
A. Dale Porter                         52,500/17,500                       $ 105,000/$ 35,000
Paul C. Saunders                       52,500/17,500                       $ 105,000/$ 35,000


(1) Pursuant to the Plan of Reorganization and Exchange between the Bank and the Holding Company and in accordance with the terms of the 1999 First Reliance Bank Employee Stock Option Plan (the "Option Plan"), each outstanding option under the Option Plan as of April 1, 2002, the effective date of the reorganization, was converted on such date into an option to purchase Holding Company common stock. F. R. Saunders, Jr., A. Dale Porter and Paul C. Saunders had each been granted options to purchase 70, 000 shares of Bank common stock effective as of August 16, 1999. The options were 75% exercisable on April 1, 2001, will become exercisable as to the remaining 25% on August 16, 2002 and will expire on August 16, 2009.

(2) Based on a price of $7.00 per share, which was the price per share reported to the Holding Company for the last sale of Common Stock in 2001 of which the Holding Company is aware, as adjusted for the one-for-one stock dividend. The options have an as adjusted exercise price of $5.00 per share.

Compensation of Directors

     Directors who are also salaried employees of the Bank do not receive any additional compensation for service as directors. Other directors receive such compensation as is set from time to time by the Board of Directors. The Board of Directors set director fees for 2001 at $150 per meeting attended for each director and $250 per meeting attended for the Chairman of the Board. During 2001, the Bank paid a total of $11,000 in director fees. On January 17, 2002, the Board of Directors set director fees for 2002 at $225 per meeting attended for each director and $300 per meeting attended for the Chairman of the Board.

Employment Agreements

     F. R. Saunders, Jr. has an employment agreement with the Bank and the Holding Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions; however the term of the agreement cannot be extended beyond the last day of the month during which Mr. Saunders turns 65. The employment agreement provides Mr. Saunders with an annual salary of $115,000, which may be increased, at the discretion of a Compensation Committee of the Board of Directors of the Bank following an annual review at the beginning of each fiscal year; provided that at no time may the Bank pay Mr. Saunders less than the median base salary of presidents and chief executive officers of banks in the Southeastern United States with similar total assets based on the then-current Sheshunoff Information Services Survey (or, for any year in which Sheshunoff does not provide a survey, the then-current surveys by the American Bankers Association and the Independent Bankers of America), unless the Compensation Committee determines to decrease Mr. Saunders' annual salary if the Bank does not maintain a CAMEL rating of at least "2."

     Mr. Saunders also is eligible to receive an incentive bonus equal to 5% of the Bank's consolidated pre-tax earnings for the year, if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Failure to achieve budgeted profit targets will result in a decrease in the bonus in direct ratio to the shortfall. (For example, if budgeted consolidated pre-tax profit without regard to executive bonuses equals $1,000,000 and actual profit on the same basis equals $750,000, a shortfall of 25%, the 5% bonus target of $50,000 would be reduced by 25%.) If budgeted profit is missed by 60% or more, Mr. Saunders will not receive an annual bonus. If budgeted profit is exceeded by more than 10%, an addition to the 5% bonus may be awarded by the Compensation Committee and the Board of Directors. In no event may Mr. Saunders' bonus amount exceed an amount equal to 100% of Mr. Saunders' annual salary for the calendar year for which the bonus was paid.

     Pursuant to his employment agreement, if the Holding Company conducts a public offering of its common stock, Mr. Saunders will be granted, effective as of the date of the closing of the offering, options to purchase that number of shares equal to 5% of the number of shares sold in the offering (in this case, 6,250 if the minimum number of shares are sold and 62,500 if the maximum number of shares are sold) at the offering price (in this case, $8.00 per share). Such options will be immediately exercisable. See "Share Ownership of Directors, Executive Officers and Certain Beneficial Owners."

     The employment agreement also requires the Bank to provide full health insurance coverage for Mr. Saunders, his spouse and his dependents and disability insurance coverage for Mr. Saunders until Mr. Saunders reaches age
65. In addition,  pursuant to his  employment  agreement,  the Bank provides Mr.
Saunders, during the term of the agreement, with an automobile to be used for business and personal purposes. Mr. Saunders has the authority to select the make and model of the automobile, which will be valued at no less than $25,000, excluding maintenance, repairs, taxes and insurance, and the purchase or lease will be approved by the Compensation Committee. Mr. Saunders may exchange the automobile every 24 months and the Bank pays for all ownership and operating costs of the automobile.

     The employment agreement provides that if Mr. Saunders resigns from the Bank for "Good Reason," as defined in the employment agreement, or if the Bank terminates Mr. Saunders other than for "Cause," as defined in the employment agreement, then the Bank shall continue to pay Mr. Saunders the annual salary he is receiving at the time plus an incentive bonus at a rate equal to the bonus Mr. Saunders received the previous year, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a "Change in Control," as defined in the employment agreement, Mr. Saunders resigns from the Bank for Good Reason or if the Bank terminates Mr. Saunders' employment other than for Cause, then the Bank shall continue to pay Mr. Saunders 150% of the annual salary he is receiving at the time, for a period of five years and the Bank shall pay Mr. Saunders a severance payment equal to three times the annual salary he is receiving at the time plus three times the incentive bonus he received for the year prior to the year of his termination of employment.

     The employment agreement also provides that Mr. Saunders agrees, for a period of two years after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

     A. Dale Porter has an employment agreement with the Bank and the Holding Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions; however the term of the agreement cannot be extended beyond the last day of the month during which Mr. Porter turns 65. The employment agreement provides Mr. Porter with an annual salary of $90,000, which may be increased or decreased, at the discretion of a Compensation Committee of the Board of Directors of the Bank following an annual review at the beginning of each fiscal year; provided that at no time may the Bank pay Mr. Porter less than the median base salary of comparable executive officers of banks in the Southeastern United States with similar total assets based on the then-current Sheshunoff Information Services Survey (or, for any year in which Sheshunoff does not provide a survey, the then-current surveys by the American Bankers Association and the Independent Bankers of America). The Compensation Committee may decrease Mr. Porter's annual salary if the Bank does not maintain a CAMEL rating of at least "2."

     Mr. Porter also is eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Pursuant to his employment agreement, if the Holding Company conducts a public offering of its common stock, Mr. Porter will be granted, effective as of the date of the closing of the offering, options to purchase that number of shares equal to 5% of the number of shares sold in the offering (in this case, 6,250 if the minimum number of shares are sold and 62,500 if the maximum number of shares are sold) at the offering price (in this case, $8.00 per share). Such options will be immediately exercisable. See "Share Ownership of Directors, Executive Officers and Certain Beneficial Owners."

     In addition, the employment agreement requires the Bank to provide full health insurance coverage for Mr. Porter, his spouse and his dependents and disability insurance coverage for Mr. Porter until Mr. Porter reaches age 65.

     The employment agreement provides that if Mr. Porter resigns from the Bank for "Good Reason," as defined in the employment agreement, or if the Bank terminates Mr. Porter other than for "Cause," as defined in the employment agreement, then the Bank shall continue to pay Mr. Porter the annual salary he is receiving at the time, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a "Change in Control," as defined in the employment agreement, Mr. Porter resigns from the Bank for Good Reason or if the Bank terminates Mr. Porter's employment other than for Cause, then the Bank shall continue to pay Mr. Porter 110% of the annual salary he is receiving at the time, for a period of two years and the Bank shall pay Mr. Porter a severance payment equal to two times the annual salary he is receiving at the time plus two times the incentive bonus he received for the year prior to the year of his termination of employment.

     The employment agreement also provides that Mr. Porter agrees, for a period of one year after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

     Paul C. Saunders has an employment agreement with the Bank and the Holding Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions; however the term of the agreement cannot be extended beyond the last day of the month during which Mr. Saunders turns 65. The employment agreement provides Mr. Saunders with an annual salary of $82,000, which may be increased or decreased, at the discretion of a Compensation Committee of the Board of Directors of the Bank, following an annual review at the beginning of each fiscal year provided that at no time may the Bank pay Mr. Saunders less than the median base salary of comparable executive officers of banks in the Southeastern United States with similar total assets based on the then-current Sheshunoff Information Services Survey (or, for any year in which Sheshunoff does not provide a survey, the then-current surveys by the American Bankers Association and the Independent Bankers of America). The Compensation Committee may decrease Mr. Saunders' annual salary if the Bank does not maintain a CAMEL rating of at least "2."

     Mr. Saunders also is eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Pursuant to his employment agreement, if the Holding Company conducts a public offering of its common stock, Mr. Saunders will be granted, effective as of the date of the closing of the offering, options to purchase that number of shares equal to 5% of the number of shares sold in the offering (in this case, 6,250 if the minimum number of shares are sold and 62,500 if the maximum number of shares are sold) at the offering price (in this case, $8.00 per share). Such options will be immediately exercisable. See "Share Ownership of Directors, Executive Officers and Certain Beneficial Owners."

     In addition, the employment agreement requires the Bank to provide full health insurance coverage for Mr. Saunders, his spouse and his dependents and disability insurance coverage for Mr. Saunders until Mr. Saunders reaches age 65.

     The employment agreement provides that if Mr. Saunders resigns from the Bank for "Good Reason," as defined in the employment agreement, or if the Bank terminates Mr. Saunders other than for "Cause," as defined in the employment agreement, then the Bank shall continue to pay Mr. Saunders the annual salary he is receiving at the time, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a "Change in Control," as defined in the employment agreement, Mr.
Saunders resigns from the Bank for Good Reason or if the Bank terminates Mr. Saunders' employment other than for Cause, then the Bank shall continue to pay Mr. Saunders 110% of the annual salary he is receiving at the time, for a period of two years and the Bank shall pay Mr. Saunders a severance payment equal to two times the annual salary he is receiving at the time plus two times the incentive bonus he received for the year prior to the year of his termination of employment.

     The employment agreement also provides that Mr. Saunders agrees, for a period of one year after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

Indemnification

     The Bylaws of the Holding Company provide for indemnification of directors, officers and employees. In addition, the Holding Company has an insurance policy covering its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Holding Company pursuant to the foregoing provisions, the Holding Company has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          CERTAIN RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal security holders and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which did not involve more than the normal risk of collectibility or present other unfavorable features. During 2001, the largest aggregate amount of indebtedness of directors, principal officers, principal security holders and their related associates to the Bank was $2,047,797, which represented 26.83% of the Bank's equity capital at the time. Of such amount, $131,515 was unsecured. As of April 30, 2002, the aggregate amount of indebtedness of directors, principal officers, principal security holders and their related associates to the Bank was $1,923,962, which represented 24.56% of the Bank's equity capital as of such date. Of such amount $191,647 was unsecured. All of these loans have been handled satisfactorily.

     F. R. Saunders, Jr. organized the Holding Company and paid $1,000 to purchase 100 shares of the common stock of the Holding Company. Pursuant to the Plan of Reorganization and Exchange, the Holding Company repurchased the 100 shares from Mr. Saunders for $1,000 on April 1, 2002.

                         SHARES ELIGIBLE FOR FUTURE SALE

     When the offering is completed, the Holding Company will have 2,698,230 shares outstanding if the maximum number of shares offered is sold. All shares sold in the offering will be freely tradable without restriction in the public market or registration under the Securities Act, unless those shares are held by "affiliates" as defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with" the issuer. Affiliates of a company generally include all directors, executive officers and principal shareholders of the company. Securities held by affiliates may be sold without registration only in accordance with Rule 144 or another exemption from the registration requirements.

                                  LEGAL MATTERS

     McNair Law Firm, P.A., Columbia, South Carolina, will pass upon the validity of the securities offered hereby for the Holding Company.

                                     EXPERTS

     The audited financial statements of the Bank for the year ended December 31, 2001, included in this Prospectus have been included herein in reliance upon the report of Tourville, Simpson & Caskey, LLP independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

                ADDITIONAL INFORMATION ABOUT THE HOLDING COMPANY

     This Prospectus is part of a registration statement on Form SB-2 filed by the Holding Company with the SEC. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which have been omitted in accordance with the rules of the SEC. Any statements contained herein concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and, in each instance, reference is made to the copy of the filed document for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The registration statement may be read and copied at the SEC's public reference room located at 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet web site that contains information regarding issuers, including the Holding Company, that file electronically with the SEC. The address of that web-site is http://www.sec.gov.

     The Holding Company intends to distribute annual reports containing audited financial statements to its shareholders. The Holding Company files annual and quarterly reports under the Exchange Act.

              INDEX TO FINANCIAL STATEMENTS OF FIRST RELIANCE BANK


Independent Auditor's Report.................................................F-2

Balance Sheets - December 31, 2001 and 2000..................................F-3

Statements of Income - for the years ended December 31, 2001 and
     2000 and for the period August 16, 1999 to December 31, 1999............F-4

Statements of Changes in Shareholders' Equity and Comprehensive
     Income for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999.........................F-5

Statements of Cash Flows for the years ended December 31, 2001 and
     2000 and for the period August 16, 1999 to December 1999................F-6

Notes to Financial
     Statements..............................................................F-7

Condensed Consolidated Balance Sheets - March 31, 2002 and
     December 31, 2001......................................................F-21

Condensed Consolidated Statements of Income - Three months ended
     March 31, 2002 and 2001................................................F-22

Condensed Consolidated Statements of Shareholders' Equity and
     Comprehensive Income - Three months ended March 31, 2002 and 2001......F-23

Condensed Consolidated Statements of Cash Flows - Three months ended March 31, 2002 and 2001..........................................F-24

Notes to Condensed Consolidated Financial
     Statements.............................................................F-25

                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226
WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                             PRIVATE COMPANIES
R. JASON CASKEY, CPA                                           PRACTICE SECTIONS

JOHN T. DRAWDY, JR., CPA
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA



The Board of Directors
First Reliance Bank
Florence, South Carolina


We have audited the accompanying balance sheets of First Reliance Bank as of December 31, 2001 and 2000 and the related statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Reliance Bank as of December 31, 2001 and 2000 and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.




Tourville, Simpson and Caskey, L.L.P.
Columbia, South Carolina
February 1, 2002

                               FIRST RELIANCE BANK
                                 Balance Sheets
                           December 31, 2001 and 2000


                                                                 2001              2000
                                                                 ----              ----
Assets:
Cash and cash equivalents:
 Cash and due from banks                                     $  1,987,594      $  2,412,552
 Federal funds sold                                             1,057,000         1,883,974
                                                             ------------      ------------
  Total cash and cash equivalents                               3,044,594         4,296,526
                                                             ------------      ------------

Investment securities:
 Securities available-for-sale                                 14,305,686        10,193,819
 Nonmarketable equity securities                                  142,400            12,300
                                                             ------------      ------------
  Total investment securities                                  14,448,086        10,206,119
                                                             ------------      ------------

Loans receivable:                                              64,875,191        46,745,104
 Less allowance for loan losses                                (1,045,014)         (780,407)
                                                             ------------      ------------
  Loans, net                                                   63,830,177        45,964,697

Premises, furniture and equipment, net                          3,675,541         3,088,354
Other real estate owned                                            86,988                --
Accrued interest receivable                                       687,611           553,739
Deferred tax asset                                                330,118           199,103
Other assets                                                       91,419            57,695
                                                             ------------      ------------
  Total assets                                               $ 86,194,534      $ 64,366,233
                                                             ============      ============

Liabilities:
Deposits:
  Noninterest-bearing transaction accounts                   $ 12,175,551      $  7,849,035
  Interest-bearing transaction accounts                         9,251,381         2,697,866
  Savings                                                      14,237,621        10,832,906
  Time deposits $100,000 and over                              14,874,927        11,369,488
  Other time deposits                                          25,147,164        21,894,048
                                                             ------------      ------------
  Total deposits                                               75,686,644        54,643,343

Securities sold under agreements to repurchase                  1,927,164         2,067,011
Accrued interest payable                                          472,848           347,548
Other liabilities                                                 252,471           216,467
Income taxes payable                                              197,400            44,641
                                                             ------------      ------------
 Total liabilities                                             78,536,527        57,319,010
                                                             ------------      ------------

Commitments and contingencies (Notes 4 and 12)

Shareholders' Equity:
Common stock, no par value, 2,000,000 shares authorized;        7,179,263         7,173,293
 724,115 and 723,518 shares issued and outstanding at
 December 31, 2001 and 2000, respectively
Retained earnings (deficit)                                       415,500          (201,054)
Accumulated other comprehensive income                             63,244            74,984
                                                             ------------      ------------
  Total shareholders' equity                                    7,658,007         7,047,223
                                                             ------------      ------------

  Total liabilities and shareholders' equity                 $ 86,194,534      $ 64,366,233
                                                             ============      ============

The accompanying notes are an integral part of the financial statements.

                              Statements of Income
               for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999

                                                           2001          2000            1999
                                                           ----          ----            ----
Interest income:
 Loans, including fees                                  $5,236,089     $3,697,084     $  370,238
 Investment securities:
  Taxable                                                  766,410        422,465         22,329
  Tax exempt                                                93,623          1,155             --
 Federal funds sold                                        149,072        280,343        143,282
 Other interest income                                       6,332         19,146          5,025
                                                        ----------     ----------     ----------
  Total                                                  6,251,526      4,420,193        540,874
                                                        ----------     ----------     ----------

Interest expense:
 Time deposits $100,000 and over                           784,115        496,167         55,518
 Other deposits                                          2,018,091      1,497,317        105,288
 Other interest expense                                     84,100         61,322         12,527
                                                        ----------     ----------     ----------
  Total                                                  2,886,306      2,054,806        173,333
                                                        ----------     ----------     ----------

Net interest income                                      3,365,220      2,365,387        367,541

Provision for loan losses                                  347,000        628,312        163,000
                                                        ----------     ----------     ----------

Net interest income after provision for loan losses      3,018,220      1,737,075        204,541
                                                        ----------     ----------     ----------

Other operating income:
 Service charges on deposit accounts                       504,582        327,697         41,268
 Residential mortgage origination fees                     716,203        424,654         42,876
 Securities and insurance brokerage commissions             82,279             --             --
 Credit life insurance commissions                          51,320         74,638         17,001
 Other service charges, commissions, and fees               28,828         14,981          1,560
 Gain of sales of securities available-for-sale              7,413             --             --
 Other income                                               12,937         12,800          6,091
                                                        ----------     ----------     ----------
  Total                                                  1,403,562        854,770        108,796
                                                        ----------     ----------     ----------

Other operating expenses:
 Salaries and benefits                                   1,876,552      1,151,218        426,044
 Occupancy expense                                         167,849         96,000         76,570
 Furniture and equipment expense                           244,136         70,462         25,614
 Other operating expenses                                1,204,593        811,747        444,217
                                                        ----------     ----------     ----------
  Total                                                  3,493,130      2,129,427        972,445
                                                        ----------     ----------     ----------

Income (loss) before income taxes                          928,652        462,418       (659,108)

Income tax expense (benefit)                               312,098        169,400       (165,036)
                                                        ----------     ----------     ----------

Net income (loss)                                       $  616,554     $  293,018     $ (494,072)
                                                        ==========     ==========     ==========

Earnings per share:
Basic earnings per share                                $     0.85     $     0.40     $    (0.68)
Diluted earnings per share                              $     0.81     $     0.39     $    (0.68)


The accompanying notes are an integral part of the financial statements.

                               FIRST RELIANCE BANK

     Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999


                                               Common Stock               Retained     Accumulated Other
                                         -------------------------        Earnings      Comprehensive
                                           Shares         Amount          (Deficit)     Income (Loss)         Total
                                           ------         ------          ---------     -------------      -----------
 Issuance of common stock                 723,518      $ 7,173,293      $        --      $        --      $ 7,173,293

 Net income (loss) for the period                                          (494,072)                         (494,072)

 Other comprehensive income,                                                                  (6,290)          (6,290)
                                                                                         -----------      -----------
  net of tax benefit of $3,694

 Comprehensive income                                                                                        (500,362)
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 1999                723,518        7,173,293         (494,072)          (6,290)       6,672,931

Net income                                                                  293,018                           293,018

Other comprehensive income,                                                                   81,274           81,274
                                                                                                          -----------
 net of tax expense of $41,868

Comprehensive income                                                                                          374,292
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2000                723,518        7,173,293         (201,054)          74,984        7,047,223

Net income                                                                  616,554                           616,554

Other comprehensive income,                                                                  (11,740)         (11,740)
                                                                                                          -----------
 net of tax benefit of $10,677

Comprehensive income                                                                                          604,814
                                                                                                          -----------

Exercise of stock options                     597            5,970                                              5,970
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2001                724,115      $ 7,179,263      $   415,500      $    63,244      $ 7,658,007
                                      ===========      ===========      ===========      ===========      ===========

The accompanying notes are an integral part of the financial statements.

                              FIRST RELIANCE BANK

                            Statements of Cash Flows
                 for the years ended December 31, 2001 and 2000
             and for the period August 16, 1999 to December 31, 1999


                                                                        2001              2000              1999
                                                                        ----              ----              ----
Cash flows from operating activities:
  Net income (loss)                                                 $    616,554      $    293,018      $   (494,072)
  Adjustments to reconcile net income (loss) to net cash
     provided  (used) by operating activities:
   Provision for loan losses                                             347,000           628,312           163,000
   Depreciation and amortization expense                                 286,087            97,080            17,911
   Gain on sales of available-for-sales securities                        (7,413)               --                --
   Accretion and premium amortization                                     16,063           (37,446)           (4,270)
   Disbursements for mortgages held for sale                         (45,804,887)      (18,691,129)               --
   Proceeds from sales of mortgages held for sale                     47,105,221        18,680,490                --
   Deferred income tax provision (benefit)                              (120,339)          (30,373)         (165,036)
   Increase in interest receivable                                      (133,872)         (439,767)         (113,972)
   Increase in interest payable                                          125,300           277,436            70,112
   Increase in other assets                                              (62,172)          (22,813)          (62,789)
   Increase in other liabilities                                         188,764           167,966            51,274
                                                                    ------------      ------------      ------------
    Net cash provided (used) by operating activities                   2,548,893           922,774          (537,842)
                                                                    ------------      ------------      ------------

Cash flows from investing activities:
  Purchases of securities available-for-sale                         (15,117,538)       (9,673,349)       (1,236,288)
  Maturities of securities available-for-sale                          9,600,496           870,692                --
  Proceeds from sales of securities available-for-sale                 1,374,108                --                --
  Purchase of Federal Home Loan Bank stock                              (130,100)          (12,300)               --
  Net increase in loans to customers                                 (19,599,802)      (30,067,602)      (16,677,768)
  Purchases of premises and equipment                                   (844,826)       (2,311,737)         (863,701)
                                                                    ------------      ------------      ------------
    Net cash used by investing activities                            (24,717,662)      (41,194,296)      (18,777,757)
                                                                    ------------      ------------      ------------

Cash flows from financing activities:
  Net increase in demand deposits, interest-bearing                   14,284,746        12,612,795         8,767,012
     transaction accounts and savings accounts
  Net increase in certificates of deposit and other time deposits      6,758,555        24,035,209         9,228,327
  Net increase in securities sold under agreements to repurchase        (139,847)        2,067,011                --
  Issuance of common stock, net of direct costs                            5,970                --         7,173,293
                                                                    ------------      ------------      ------------
    Net cash provided by financing activities                         20,909,424        38,715,015        25,168,632
                                                                    ------------      ------------      ------------

Net (decrease) increase in cash and cash equivalents                  (1,259,345)       (1,556,507)        5,853,033

Cash and cash equivalents, beginning of period                         4,296,526         5,853,033                --
                                                                    ------------      ------------      ------------

Cash and cash equivalents, end of period                            $  3,037,181      $  4,296,526      $  5,853,033
                                                                    ============      ============      ============

Cash paid during the period for:
  Income taxes                                                      $    279,677      $    197,000      $         --
  Interest                                                          $  2,761,006      $  1,777,370      $    103,221

Supplemental noncash investing and financing activities:
  Foreclosures on loans                                             $     86,988      $         --      $         --


The accompanying notes are an integral part of the financial statements.

Note 1 - Summary of  Significant Accounting Policies

Organization - First Reliance Bank (the Bank) was incorporated on August 9, 1999 and commenced business on August 16, 1999. The principal business activity of the Bank is to provide banking services to domestic markets, principally in Florence County, South Carolina. The Bank is a state-chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation.

Management's Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

Significant Group Concentrations of Credit Risk - Most of the Bank's activities are with customers located within Florence County in South Carolina. The types of securities in which the Bank invests are discussed in Note 3. The types of lending in which the Bank engages are discussed in Note 4. The Bank does not have any significant concentrations with any one industry or customer.

Securities Available-for-Sale - Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in shareholders' equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

Nonmarketable Equity Securities - The Bank had $142,400 and $12,300 of stock in the Federal Home Loan Bank at December 31, 2001 and 2000, respectively, which is carried at cost.

Loans - Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned.

When serious doubt exists as to the collectibility of a loan or when a loan becomes 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

Impaired loans are measured based on the present value of discounted expected cash flows. When it is determined that a loan is impaired, a direct charge to bad debt expense is made for the difference between the net present value of expected future cash flows based on the contractual rate and discount rate and the Bank's recorded investment in the related loan. The corresponding entry is to a related valuation account. Interest is discontinued on impaired loans when management determines that a borrower may be unable to meet payments as they become due.

Allowance for Loan Losses - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current and future economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans, which are deemed to be uncollectible, are charged off and deducted from the allowance. The provision for possible loan losses and recoveries of loans previously charged off are added to the allowance.

Other Real Estate Owned - Other real estate owned includes real estate acquired through foreclosure and loans accounted for as in-substance foreclosures. Collateral is considered foreclosed in-substance when the borrower has little or no equity in the fair value of the collateral, proceeds for repayment of the debt can be expected to come only from the sale of the collateral, and it is doubtful that the borrower can rebuild equity or otherwise repay the loan in the foreseeable future. Other real estate owned is carried at the lower of cost (principal balance at the date of foreclosure) or fair value minus estimated costs to sell. Any write-downs at the date of acquisition are charged to the allowance for possible loan losses. Expenses to maintain such assets, subsequent changes in the valuation allowance, and gains and losses on disposal are included in other expenses.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 40 years and furniture and equipment of 5 to 10 years. Leasehold improvements are being amortized over 20 years. The cost of assets sold or otherwise disposed of and the related allowance for depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

Income Taxes - Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses and depreciable premises and equipment.

Retirement Benefits - A trusteed retirement savings plan is sponsored by the Bank and provides retirement benefits to substantially all officers and employees who meet certain age and service requirements. The plan includes a "salary reduction" feature pursuant to Section 401(k) of the Internal Revenue Code. Under the plan and present policies, participants are permitted to make contributions up to 15% of their annual compensation. At its discretion, the Bank can make matching contributions up to 6% of the participants' compensation. The Bank charged $21,141, $13,323, and $3,821 to earnings for the retirement savings plan in 2001, 2000, and 1999, respectively.

Stock-Based Compensation - Financial Accounting Standards Board (FASB) Statement
(SFAS) 123, Accounting for Stock-Based Compensation, allows a company to either adopt the fair value method or continue using the intrinsic valuation method presented under Accounting Principles Board (APB) Opinion 25 to account for stock-based compensation. The fair value method recommended in SFAS 123 requires compensation cost to be measured at the grant date based on the value of the award and to be recognized over the service period. The intrinsic value method measures compensation cost based on the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. The Bank has elected to use APB Opinion 25 to account for stock options granted and has disclosed in the footnotes pro forma net income and earnings per share information as if the fair value method had been applied. See Note 14.

Earnings Per Share - Basic earnings per share represents income available to shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and are determined using the treasury stock method. See Note 13.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are as follows:

                                                                   2001           2000           1999
                                                                   ----           ----           ----
Unrealized gains (losses) on available-for-sale securities:     $ (15,004)     $ 123,142      $  (9,984)
  Reclassification adjustment for gains realized in net income     (7,413)            --             --
                                                                ---------      ---------      ---------


Net unrealized gains (losses) on securities                       (22,417)       123,142         (9,984)

Tax effect                                                         10,677        (41,868)         3,694
                                                                ---------      ---------      ---------

  Net-of-tax amount                                             $ (11,740)     $  81,274      $  (6,290)
                                                                =========      =========      =========


Statements of Cash Flows - For purposes of reporting cash flows in the financial statements, the Bank considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financial statements.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

Recent Accounting Pronouncements - In July 2001, the FASB issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 eliminates the pooling of interests method of accounting for business combinations and requires the use of the purchase method. The Statement also requires that intangible assets be reported separately from goodwill. This Statement is effective for all transactions initiated after June 30, 2001. Under SFAS 142, goodwill is no longer subject to amortization; however, it should be evaluated for impairment on at least an annual basis and adjusted to its fair value. In addition, an acquired intangible should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. However, the FASB recommends that financial institutions continue to follow the basic guidelines of SFAS 72 in recording and amortizing goodwill and other unidentifiable intangible assets. The Bank adopted SFAS 141 on July 1, 2001. SFAS 142 is effective for entities with fiscal years beginning after December 15, 2001. The Bank adopted SFAS 142 on January 1, 2002. The adoption of these Statements will not have any impact on the financial statements.

In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which as amended by SFAS 137 and SFAS 138 is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. The accounting for changes in the fair value of a derivative depends on how the derivative is used and how the derivative is designated. The Bank adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 did not have any impact on the financial statements since the Bank did not have any derivative instruments nor any derivative instruments embedded in other contracts in 2001.

Reclassifications - Certain captions and amounts in the 2000 and 1999 financial statements were reclassified to conform with the 2001 presentation.

Note 2 - Cash and Due from Banks

The Bank is required to maintain balances with The Bankers Bank, a correspondent bank, sufficient to cover all cash letter transactions. At December 31, 2001, the requirement was met by the cash balance in the account and by the line available for federal funds.

Note 3 - Investment Securities

The amortized cost and estimated fair values of securities available-for-sale at December 31, 2001 and 2000 were:


                                                                    Gross Unrealized
                                               Amortized      ---------------------------    Estimated Fair
                                                  Cost            Gains          Losses          Value
                                              -----------     -----------     -----------     -----------
December 31, 2001
U.S. Government agencies and corporations     $ 6,209,906     $   129,073     $       827     $ 6,338,152
Mortgage-backed securities                      3,376,873          40,151              --       3,417,024
Muncipals                                       3,113,998              --          86,697       3,027,301
Commercial paper                                1,514,169          12,688           3,648       1,523,209
                                              -----------     -----------     -----------     -----------
                                              $14,214,946     $   181,912     $    91,172     $14,305,686
                                              ===========     ===========     ===========     ===========
December 31, 2000
U.S. Government agencies and corporations     $ 7,931,524     $   100,200     $       662     $ 8,031,062
Mortgage-backed securities                      1,659,831          13,006             840       1,671,997
Commercial paper                                  489,307           1,453              --         490,760
                                              -----------     -----------     -----------     -----------
                                              $10,080,662     $   114,659     $     1,502     $10,193,819
                                              ===========     ===========     ===========     ===========


For the year ended December 31, 2001, proceeds from the sales of securities available-for-sale amounted to $1,374,108. Gross realized gains amounted to $7,413. There were no gross realized losses. The tax provision applicable to the net realized gains was $2,565. There were no sales of securities in 2000 or 1999.

The following is a summary of maturities of securities available-for-sale as of December 31, 2001. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.


                                                       Securities
                                                   Available-For-Sale
                                                   ------------------
                                                 Amortized      Estimated
                                                   Cost         Fair Value
                                               -----------     -----------
Due in one year or less                        $ 1,377,530     $ 1,390,655
Due after one year but within five years         4,174,757       4,277,237
Due after five years but within  ten years       1,628,523       1,646,904
Due after ten years                              3,657,263       3,573,866
                                               -----------     -----------
                                                10,838,073      10,888,662
Mortgage-backed securities                       3,376,873       3,417,024
                                               -----------     -----------

  Total                                        $14,214,946     $14,305,686
                                               ===========     ===========


At December 31, 2001 and 2000, securities with amortized costs of $4,231,635 and $870,980 and estimated fair values of $4,269,785 and $893,999, respectively, were pledged to secure public deposits and for other purposes as required and permitted by law.

Note 4 - Loans

Major classifications of loans receivable at December 31, 2001 and 2000 are summarized as follows:

                                       2001            2000
                                   -----------     -----------
Mortgage loans on real estate:
  Residential 1-4 family           $11,720,240     $ 8,136,803
  Commercial                        15,029,012       8,586,673
  Construction                       6,748,992       6,236,815
  Second mortgages                   4,266,248       3,826,872
  Equity lines of credit             1,641,940         783,979
                                   -----------     -----------
                                    39,406,432      27,571,142
Commercial and industrial           13,977,706       8,813,976
Consumer                            11,310,260      10,218,626
Other                                  180,793         141,360
                                   -----------     -----------

Total gross loans                  $64,875,191     $46,745,104
                                   ===========     ===========

The Bank identifies impaired loans through its normal internal loan review process. Loans on the Bank's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due including accrued interest at the contractual interest rate for the period of delay are expected to be collected. At December 31, 2001, management has determined that no impairment of loans existed that would have a material effect on the Bank's financial statements.

Transactions in the allowance for loan losses for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized below:


                                                   2001              2000            1999
                                                   ----              ----            ----
Balance, beginning of year                     $   780,407      $   163,000      $        --
Provision charged to operations                    347,000          628,312          163,000
Recoveries on loans previously charged-off          44,977            1,220               --
Loans charged-off                                 (127,370)         (12,125)              --
                                               -----------      -----------      -----------

  Balance, end of year                         $ 1,045,014      $   780,407      $   163,000
                                               ===========      ===========      ===========



As of December 31, 2001, there were $146,436 in loans past due ninety days or more and $8,872 of loans in nonaccrual status. There was $6,684 in loans past due ninety days or more and no loans in nonaccrual status at December 31, 2000.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities.

Collateral  held for  commitments to extend credit and standby letters of credit
varies  but  may  include  accounts  receivable,   inventory,  property,  plant,
equipment, and income-producing commercial properties.

The  following   table   summarizes  the  Bank's   off-balance-sheet   financial
instruments whose contract amounts represent credit risk as of December 31, 2001 and 2000:

                                     2001            2000
                                     ----            ----
Commitments to extend credit     $10,831,678     $ 4,389,596
Standby letters of credit            211,894         104,648


Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the Bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in Florence County and surrounding areas.

Note 5 - Premises and Equipment

Premises and equipment consisted of the following at December 31, 2001 and 2000:

                                                     2001           2000
                                                  ----------     ----------
Land                                              $  958,609     $  958,609
Building                                           2,299,424      1,669,752
Furniture and equipment                              762,230        436,349
Construction in progress                                  --        110,727
                                                  ----------     ----------
  Total                                            4,020,263      3,175,437
Less, accumulated depreciation                       344,722         87,083
                                                  ----------     ----------

  Premises and equipment, net                     $3,675,541     $3,088,354
                                                  ==========     ==========


Depreciation expense for the years ended December 31, 2001, 2000, and 1999 amounted to $257,639, $76,150, and $10,933, respectively.

Note 6 - Deposits

At December 31, 2001, the scheduled maturities of time deposits were as follows:


 Maturing In                                            Amount
-------------                                           ------
 2002                                               $ 36,236,949
 2003                                                  2,652,109
 2004                                                    347,428
 2005                                                    357,647
 2006                                                    427,958
                                                    ------------

  Total                                             $ 40,022,091
                                                    ============

Note 7 - Short-Term Borrowings

Short-term borrowings payable at December 31, 2001 and 2000 are securities sold under agreements to repurchase which generally mature on a one to thirty day basis. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                     2001              2000
                                                     -----             ----
Average balance during the year                   $ 2,537,906       $ 1,154,850
Average interest rate during the year                   3.09%             5.31%
Maximum month-end balance during the year         $ 3,494,493       $ 2,227,685


Under the terms of the repurchase agreement, the Bank sells an interest in securities issued by United States Government agencies and agrees to repurchase the same securities the following business day. As of December 31, 2001, the par value and market value of the securities held by the third-party for the underlying agreements were $4,232,966 and $4,269,785, respectively. See Note 3.

Note 8 - Restrictions on Shareholders' Equity

South Carolina banking regulations restrict the amount of dividends that can be paid to shareholders. All of the Bank's dividends are payable only from the positive undivided profits of the Bank. The Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the Commissioner of Banking provided that the Bank received a composite rating of one or two at the last Federal or State regulatory examination. At December 31, 2001, the Bank's undivided profits were $415,500.

Note 9 - Other Operating Expenses

Other operating expenses for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized below:

                                                  2001            2000           1999
                                                 -----           -----           ----
Professional fees                              $ 159,249      $ 100,183       $ 113,245
Office supplies, forms, and stationery           154,504        121,412          61,065
Advertising                                       85,479         62,580          38,669
Data processing and supplies                     202,444        125,126          64,096
Loan origination expenses                         28,986         36,839          25,777
Employee education and conventions                84,457         15,440           6,701
Computer and software                            120,350         84,300          25,088
Other                                            369,124        265,867         109,576
                                                --------       --------         -------

  Total                                       $1,204,593      $ 811,747       $ 444,217
                                             ===========     ==========       =========

Note 10 - Income Taxes

Income tax expense (benefit) for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized as follows:

                                          2001           2000           1999
                                        ---------      ---------      ---------
Currently payable
  Federal                               $ 390,653      $ 222,627      $      --
  State                                    41,783         19,014             --
                                        ---------      ---------      ---------
   Total current                          432,436        241,641             --
                                        ---------      ---------      ---------

 Deferred
  Federal                                (116,950)       (26,116)      (149,008)
  State                                   (14,065)        (4,257)       (19,722)
                                        ---------      ---------      ---------
   Total deferred                        (131,015)       (30,373)      (168,730)
                                        ---------      ---------      ---------

   Total income tax expense (benefit)   $ 301,421      $ 211,268      $(168,730)
                                        =========      =========      =========


Income tax expense (benefit) is allocated as follows:


                                            2001          2000          1999
                                         ---------      ---------     ---------
To continuing operations                 $ 312,098      $ 169,400     $(165,036)
To shareholders' equity                    (10,677)        41,868        (3,694)
                                         ---------      ---------     ---------

                                         $ 301,421      $ 211,268     $(168,730)
                                         =========      =========     =========


The components of deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

                                                        2001           2000
                                                     ---------      ---------
Deferred tax assets:
 Allowance for loan losses                           $ 435,598      $ 302,003
 Organizational costs                                   37,634         51,747
                                                     ---------      ---------
  Total gross deferred tax assets                      473,232        353,750
 Less, valuation allowance                             (86,908)       (86,908)
                                                     ---------      ---------
  Total net deferred tax assets                        386,324        266,842
                                                     ---------      ---------

Deferred tax liabilities:
 Unrealized gain on securities available-for-sale       27,498         38,174
 Accumulated depreciation                               28,708         29,565
                                                     ---------      ---------
  Total gross deferred tax liabilities                  56,206         67,739
                                                     ---------      ---------
 Net deferred tax asset recognized                   $ 330,118      $ 199,103
                                                     =========      =========

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. As of December 31, 2001, management has determined that it is more likely than not that $386,324 of the total deferred tax asset will be realized and, accordingly, has established a valuation allowance of $86,908.

A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 follows:

                                                           2001           2000            1999
                                                         ---------      ---------      ---------
Tax expense at statutory rate                            $ 315,742      $ 157,222      $(224,097)
State income tax, net of federal income tax benefit         18,294         12,549        (29,448)
Establishment of valuation allowance                            --             --         86,908
Other, net                                                 (21,938)          (371)         1,601
                                                         ---------      ---------      ---------

                                                         $ 312,098      $ 169,400      $(165,036)
                                                         =========      =========      =========

Note 11 - Related Party Transactions

Certain parties (principally certain directors and executive officers of the Bank, their immediate families and business interests) were loan customers of and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. As of December 31, 2001 and 2000, the Bank had related party loans totaling $1,846,262 and $1,539,142, respectively. During 2001, $1,028,657 of advances were made to related parties and repayments totaled $721,537.

Deposits from related parties held by the Bank at December 31, 2001 and 2000 totaled $3,027,551 and $827,376, respectively.

At December 31, 2001 and 2000, the Bank had securities sold under agreements to repurchase with related parties of $400,082 and $2,054,544, respectively.

In 2000, the Bank purchased land for the Second Loop Road branch, which opened in 2001, from a director for $376,897.

The Bank used a broker, who is also a director, to purchase two tracts of land in 1999. The commissions paid to this director totaled $17,375 for the period August 16, 1999 to December 31, 1999.

Note 12 - Commitments and Contingencies

In the ordinary course of business, the Bank may, from time to time, become a party to legal claims and disputes. At December 31, 2001, management and legal counsel are not aware of any pending or threatened litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.

Note 13 - Earnings Per Share

Net income per share - basic is computed by dividing net income by the weighted average number of common shares outstanding. Net income per share - diluted is computed by dividing net income by the weighted average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock options. There were no dilutive common share equivalents outstanding during 1999; therefore, basic earnings per share and diluted earnings per share were the same for 1999.


                                                                  2001          2000          1999
                                                                ---------     ---------     ---------
Net income per share - basic computation:

Net income available to common shareholders                     $ 616,554     $ 293,018     $(494,072)
                                                                =========     =========     =========

Average common shares outstanding - basic                         723,733       723,518       723,518
                                                                =========     =========     =========

Net income per share - basic                                    $    0.85     $    0.40     $   (0.68)
                                                                =========     =========     =========

Net income per share - diluted computation:

Net income available to common shareholders                     $ 616,554     $ 293,018     $(494,072)
                                                                =========     =========     =========

Average common shares outstanding - basic                         723,733       723,518       723,518

Incremental shares from assumed conversion of stock options        35,838        33,803            --
                                                                ---------     ---------     ---------

Average common shares outstanding - diluted                       759,571       757,321       723,518
                                                                =========     =========     =========

Net income per share - diluted                                  $    0.81     $    0.39     $   (0.68)
                                                                =========     =========     =========

Note 14 - Stock Compensation Plan

Effective August 16, 1999, the Bank established the 1999 First Reliance Bank Employee Stock Option Plan (Stock Plan) that provides for the granting of options to purchase up to 119,000 shares of the Bank's common stock to directors, officers, or employees of the Bank. The per-share exercise price of incentive stock options granted under the Stock Plan may not be less than the fair market value of a share on the date of grant. The per-share exercise price of stock options granted is determined by a committee appointed by the Board of Directors. The expiration date of any option may not be greater than ten years from the date of grant. Options that expire, unexercised or are canceled become available for reissuance. At December 31, 2001, there were 7,003 options available for grant.

As discussed in Note 1, the Bank applies APB Opinion 25 in accounting for its stock compensation plans. Accordingly, no compensation cost has been recognized for any options issued by the Bank. Had compensation cost for the Bank's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Bank's net income (loss) and earnings (losses) per share would have been reduced to the pro forma amounts indicated below:


                                     2001         2000           1999
                                  ---------     ---------     ----------
Net Income:
 As reported                      $ 616,554     $ 293,018     $ (494,072)
 Pro forma                          538,854       212,211       (523,933)

Basic earnings per share:
 As reported                      $    0.85     $    0.40     $    (0.68)
 Pro forma                             0.74          0.29          (0.72)

Diluted earnings per share:
 As reported                      $    0.81     $    0.39     $    (0.68)
 Pro forma                             0.71          0.28          (0.72)


In calculating the pro forma disclosures, the fair value of options granted is estimated as of the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions:


                                       2001          2000           1999
                                    ----------    ----------     ----------
 Dividend yield                        N/A            0.00%          0.00%
 Expected volatility                   N/A            0.00%          0.00%
 Risk-free interest rate               N/A            6.52%          5.96%
 Expected life                         N/A         10 years       10 years


There were no options granted during 2001. The weighted-average fair value of options, calculated using the Black-Scholes option-pricing model, granted during 2000 and 1999 were $5.84 and $4.44, respectively.

A summary of the status of the Bank's stock option plan as of December 31, 2001, 2000 and 1999, and changes during the period is presented below:

                                                2001                       2000                   1999
                                      -------------------------  ------------------------ ---------------------
                                                     Weighted-                  Weighted-             Weighted-
                                                     Average                    Average                Average
                                                     Exercise                   Exercise               Exercise
                                       Shares         Price       Shares         Price     Shares        Price
                                       ------         -----       ------         -----     ------        -----
Outstanding at beginning of year      114,000      $   10.07      111,000      $   10.00        --      $   --
Granted                                    --             --        3,500          12.33   111,500       10.00
Exercised                                (597)         10.00           --             --        --          --
Cancelled                              (2,003)         10.00         (500)         10.00      (500)      10.00
                                      -------                     -------                  -------
Outstanding at end of year            111,400      $   10.07      114,000      $   10.07   111,000      $10.00
                                      =======                    ========                  =======


The following table summarizes information about stock options outstanding under the Bank's plan at December 31, 2001:

                                       Outstanding              Exercisable
                                       -----------              -----------
 Number of options                        111,400                   81,775
 Weighted average remaining life       7.65 years               7.64 years
 Weighted average exercise price          $ 10.07                  $ 10.03
 High exercise price                      $ 12.34                  $ 12.34
 Low exercise price                       $ 10.00                  $ 10.00


Note 15 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on quarterly average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 2001, the most recent notification from the Bank's primary regulator categorized it as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2001 and 2000.

                                                                                                To Be Well-
                                                                                             Capitalized Under
                                                                         For Capital         Prompt Corrective
                                                     Actual           Adequacy Purposes      Action Provisions
                                              --------------------  ---------------------  ----------------------
                                                Amount      Ratio      Amount      Ratio      Amount       Ratio
                                              ----------   ------    ----------    -----    ----------     ------
December 31, 2001
 Total capital (to risk-weighted assets)      $8,455,137    12.32%   $6,788,240    8.00%    $8,472,803     10.00%
 Tier 1 capital (to risk-weighted assets)      7,594,763    11.07%    3,389,120    4.00%     5,083,682      6.00%
 Tier 1 capital (to average assets)            7,594,763     8.96%    2,745,040    4.00%     3,431,300      5.00%

December 31, 2000
 Total capital (to risk-weighted assets)      $7,457,218    19.22%   $3,103,864    8.00%    $3,879,829     10.00%
 Tier 1 capital (to risk-weighted assets)      6,972,239    17.97%    1,551,932    4.00%     2,327,898      6.00%
 Tier 1 capital (to average assets)            6,972,239    11.03%    2,528,858    4.00%     3,161,073      5.00%


Note 16 - Unused Lines of Credit

As of December 31, 2001, the Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $11,160,300. These lines of credit are available on a one to fourteen day basis for general corporate purposes.


Note 17 - Fair Value of Financial Instruments

The fair value of a financial instrument is the amount for which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold - Federal funds sold are for a term of one day and the carrying amount approximates the fair value.

Investment Securities - For securities available-for-sale, fair value equals the carrying amount which is the quoted market price. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Nonmarketable Equity Securities - The carrying amount of nonmarketable equity securities is a reasonable estimate of fair value since no ready market exists for these securities.

Loans - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk and credit card receivables, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to the borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

Securities Sold Under Agreements to Repurchase - The carrying amount is a reasonable estimate of fair value because these instruments typically have terms of one day.

Accrued  Interest   Receivable  and  Payable  -  The  carrying  value  of  these instruments is a reasonable estimate of fair value.

Off-Balance-Sheet Financial Instruments - The contractual amount is a reasonable estimate of fair value for the instruments because commitments to extend credit and standby letters of credit are issued on a short-term or floating rate basis.

The  carrying  values  and  estimated  fair  values  of  the  Bank's   financial
instruments as of December 31, 2001 and 2000 were as follows:

                                                                 2001                                2000
                                                    --------------------------------    --------------------------------
                                                       Carrying       Estimated Fair      Carrying        Estimated Fair
                                                        Amount            Value            Amount             Value
                                                    ------------      ------------      ------------      ------------
Financial Assets:
 Cash and due from banks                            $  1,987,594      $  1,987,594      $  2,412,552      $  2,412,552
 Federal funds sold                                    1,057,000         1,057,000         1,883,974         1,883,974
 Investments securities available-for-sale            14,305,686        14,305,686        10,193,819        10,193,819
 Nonmarketable equity securities                         142,400           142,400            12,300            12,300
 Loans                                                64,875,191        64,997,633        46,745,104        46,254,512
 Allowance for loan losses                            (1,045,014)       (1,045,014)         (780,407)         (780,407)
 Accrued interest receivable                             687,611           687,611           553,739           553,739

Financial Liabilities:
 Demand deposit, interest-bearing transaction,
  and savings accounts                              $ 35,664,553      $ 35,664,553      $ 21,379,807      $ 21,379,807
 Certificates of deposit                              40,022,091        40,524,281        33,263,536        33,452,272
 Securities sold under agreements to repurchase        1,927,164         1,927,164         2,067,011         2,067,011
 Accrued interest payable                                472,848           472,848           347,548           347,548


                                                       Notional       Estimated Fair      Notional        Estimated Fair
                                                        Amount            Value            Amount             Value
                                                    ------------      ------------      ------------      ------------

 Off-Balance-Sheet Financial Instruments:
  Commitments to extend credit                      $ 10,831,678      $ 10,831,678       $ 4,389,596       $ 4,389,596
  Standby letters of credit                              211,894           211,894           104,648           104,648



                         First Reliance Bancshares, Inc.
                      Condensed Consolidated Balance Sheets

                                                                             March 31,        December 31,
                                                                              2002                2001
                                                                        -----------------   ----------------
                                                                           (Unaudited)
Assets:
  Cash and cash equivalents:
    Cash and due from banks                                               $  2,616,923       $  1,987,594
    Federal funds sold                                                       6,071,000          1,057,000
                                                                          ------------       ------------
      Total cash and cash equivalents                                        8,687,923          3,044,594
                                                                          ------------       ------------
Securities available-for-sale                                               14,243,198         14,305,686
Nonmarketable equity securities                                                150,000            142,400
                                                                          ------------       ------------
      Total investment securities                                           14,393,198         14,448,086

Loans receivable                                                            69,568,758         64,875,191
Less allowance for loan losses                                              (1,099,300)        (1,045,014)
                                                                          ------------       ------------
      Loans, net                                                            68,469,458         63,830,177

Premises and equipment, net                                                  3,667,103          3,675,541
Other real estate owned                                                             --             86,988
Accrued interest receivable                                                    636,441            687,611
Other assets                                                                   467,949            421,537
                                                                          ------------       ------------
      Total assets                                                        $ 96,322,072       $ 86,194,534
                                                                          ============       ============

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
  Noninterest-bearing transaction accounts                                $ 13,108,500       $ 12,175,551
  Interest-bearing transaction accounts                                     13,510,325          9,251,381
  Savings                                                                   14,086,655         14,237,621
  Time deposits $100,000 and over                                           16,835,451         14,874,927
  Other time deposits
                                                                            25,754,988         25,147,164
                                                                          ------------       ------------
      Total deposits                                                        83,295,919         75,686,644

Securities sold under agreement to repurchase                                1,536,920          1,927,164
Advances from Federal Home Loan Bank                                         3,000,000                 --
Accrued interest payable                                                       468,470            472,848
Other liabilities                                                              256,205            449,871
                                                                          ------------       ------------
      Total liabilities                                                     88,557,514         78,536,527
                                                                          ------------       ------------

Shareholders' Equity:
Common stock, no par value; 2,000,000 shares authorized,
 724,415 and 724,115 shares issued and outstanding at March 31, 2002
 and December 31, 2001, respectively                                         7,182,263          7,179,263
Retained earnings                                                              605,435            415,500
Accumulated other comprehensive income (loss)                                  (23,140)            63,244
                                                                          ------------       ------------

    Total shareholders' equity                                               7,764,558          7,658,007
                                                                          ------------       ------------
    Total liabilities and shareholders' equity                            $ 96,322,072       $ 86,194,534
                                                                          ============       ============

                         First Reliance Bancshares, Inc.
                   Condensed Consolidated Statements of Income
                                   (Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                       ---------------------------
                                                           2002           2001
                                                        ----------     ----------
Interest income:
  Loans, including fees                                 $1,401,654     $1,264,838
  Investment securities
    Taxable                                                160,269        198,922
    Nontaxable                                              41,303          3,086
  Federal funds sold and other                              21,851         56,313
                                                        ----------     ----------
     Total interest income                               1,625,077      1,523,159
                                                        ----------     ----------

Interest expense:
  Time deposits $100,000 and over                          178,024        206,952
  Other deposits                                           390,532        537,837
  Advances from Federal Home Loan Bank                      19,680             --
  Federal funds purchased and securities sold
   under agreements to repurchase                            5,541         26,447
                                                        ----------     ----------
     Total interest expense                                593,777        771,236

Net interest income                                      1,031,300        751,923
Provision for loan losses                                   90,400         72,500
                                                        ----------     ----------
Net interest income after provision for loan losses        940,900        679,423
                                                        ----------     ----------
Other operating income:
  Residential mortgage origination fees                    163,894        122,798
  Service charges on deposit accounts                      119,155        124,894
  Securities and insurance brokerage commissions            32,220          8,445
  Credit life insurance commissions                          7,605         17,487
  Other charges, commissions and fees                       19,946         19,658
                                                        ----------     ----------
     Total operating income                                342,820        293,282
                                                        ----------     ----------

Other operating expenses:
  Salaries and benefits                                    583,726        429,954
  Occupancy expense                                         24,906         20,228
  Furniture and equipment expense                           56,661         30,692
  Loss on sale of other real estate                          7,334             --
  Other operating expenses                                 326,435        247,308
                                                        ----------     ----------
     Total operating expenses                              999,062        728,182

Income before taxes                                        284,658        244,523
Income tax provision                                        94,723         90,730
                                                        ----------     ----------

Net income                                              $  189,935     $  153,793
                                                        ==========     ==========

Basic earnings per share                                $     0.26     $     0.21
Diluted earnings per share                              $     0.25     $     0.20



                                        First Reliance Bancshares, Inc.
               Condensed Consolidated Statements of Shareholders' Equity and Comprehensive Income
                               for the three months ended March 31, 2002 and 2001
                                                  (Unaudited)

                                                                                          Accumulated
                                             Common Stock              Retained              Other
                                      ---------------------------      Earnings          Comprehensive
                                       Shares          Amount          (Deficit)             Income               Total
                                      ----------    -------------    ---------------    -----------------    --------------
Balance, December 31, 2000              723,518      $ 7,173,293        $ (201,054)          $   74,984         $7,047,223

Net income for the period                                                  153,793                                 153,793

Other comprehensive income
 (loss), net of tax benefit of
 $11,481                                                                                        (22,286)           (22,286)
                                                                                                                ----------
Comprehensive income
                                             --               --                --                   --            131,507
                                        -------      -----------        ----------           -----------        ----------
Balance, March 31, 2001                 723,518      $ 7,173,293        $  (47,261)          $   52,698         $7,178,730
                                        =======      ===========        ==========           ==========         ==========


Balance, December 31, 2001              724,115      $ 7,179,263        $  415,500           $   63,244         $7,658,007

Net income for the period                                                  189,935                                 189,935

Other comprehensive income,
 (loss) net of tax benefit of
 $40,135                                                                                        (86,384)           (86,384)
                                                                                                                ----------
Comprehensive income
                                                                                                                   103,551
                                                                                                                ----------
Exercise of stock options
                                            300            3,000                --                  --             3,000
                                        -------      -----------        ----------           -----------        ----------
Balance, March 31, 2002                 724,415      $ 7,182,263        $  605,435           $  (23,140)        $7,764,558
                                        =======      ===========        ==========           ===========        ==========

                                        First Reliance Bancshares, Inc.
                                Condensed Consolidated Statements of Cash Flows
                                                  (Unaudited)

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                -------------------------------
                                                                                    2002               2001
                                                                                ------------      ------------
Cash flows from operating activities:
  Net income                                                                    $    189,935      $    153,793
                                                                                ------------      ------------
  Adjustments to reconcile net income to net cash used
   by operating activities:
    Provision for loan losses                                                         90,400            72,500
    Depreciation and amortization expense                                             66,314            37,064
    Accretion and premium amortization                                                13,113            (9,005)
    Deferred income tax provision                                                      4,791            64,002
    Losses on sales of other real estate                                               7,334                --
    (Increase) decrease in interest receivable                                        51,170           (42,879)
    Increase (decrease) in interest payable                                           (4,378)           98,001
    Increase in other assets                                                         (18,885)          (14,805)
    Decrease in other liabilities                                                   (193,666)         (108,487)
                                                                                ------------      ------------
      Net cash provided by operating activities                                      206,128           250,184
                                                                                ------------      ------------
Cash flows from investing activities:
  Net increase in loans made to customers                                         (4,729,681)       (4,603,477)
  Purchases of securities available-for-sale                                      (1,411,165)       (6,735,514)
  Maturities of securities available-for-sale                                      1,334,021         4,209,805
  Purchase of securities held-to-maturity                                                 --          (444,277)
  Purchase of Federal Home Loan Bank stock                                            (7,600)         (130,100)
  Proceeds on sales of other real estate                                              79,654                --
  Purchases of premises and equipment                                                (50,059)         (451,308)
                                                                                ------------      ------------
    Net cash used by investing activities                                         (4,784,830)       (8,154,871)
                                                                                ------------      ------------

Cash flows from financing activities:
  Net increase in demand deposits, interest-bearing transaction
   accounts and savings accounts                                                   5,040,927         4,352,027
  Net increase in certificates of deposit and other time deposits                  2,568,348         4,371,531
  Net increase (decrease) in securities sold under agreements to repurchase         (390,244)          785,735
  Advances from the Federal Home Loan Bank                                         3,000,000                --
  Proceeds from the exercise of stock options                                          3,000                --
                                                                                ------------      ------------
    Net cash provided by financing activities                                     10,222,031         9,509,293
                                                                                ------------      ------------

Net increase in cash and cash equivalents                                          5,643,329         1,604,606

Cash and cash equivalents, beginning
                                                                                   3,044,594         4,296,526
                                                                                ------------      ------------
Cash and cash equivalents, end                                                  $  8,687,923      $  5,901,132
                                                                                ============      ============

Cash paid during the period for:
Income taxes                                                                    $    198,667      $     44,677
Interest                                                                        $    598,155      $    673,235


              Notes to Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

The accompanying financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they are condensed and omit certain disclosures, which would appear in audited annual financial statements. The financial statements as of March 31, 2002 and for the interim periods ended March 31, 2002 and 2001 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. The financial information as of December 31, 2001 has been derived from the audited financial statements as of that date. For further information, refer to the financial statements and the notes included in First Reliance Bank's 2001 audited financial statements in Form 10-KSB.

Note 2 - Earnings Per Share

A reconciliation of the numerators and denominators used to calculate basic and diluted earnings per share for the three month periods ended March 31, 2002 and 2001 are as follows:

                                                      Three Months Ended March 31, 2002
                                               ------------------------------------------------
                                                   Income          Shares         Per Share
                                                 (Numerator)    (Denominator)       Amount
                                               ------------------------------------------------
Basic earnings per share
Income available to common shareholders           $  189,935         724,172       $    0.26
                                                                                   =========
Effect of dilutive securities
Stock options                                             --          27,164
                                                  ----------         -------
Diluted earnings per share
Income available to common shareholders
plus assumed conversions                          $  189,935         751,336       $    0.25
                                                  ==========         =======       =========



                                                      Three Months Ended March 31, 2001
                                               ------------------------------------------------
                                                   Income          Shares         Per Share
                                                (Numerator)     (Denominator)       Amount
                                               ------------------------------------------------
Basic earnings per share
Income available to common shareholders           $  153,793         723,518       $    0.21
                                                                                   =========
Effect of dilutive securities
Stock options                                             --          40,286
                                                  ----------         -------
Diluted earnings per share
Income available to common shareholders
plus assumed conversions                          $  153,793         763,804       $    0.20
                                                  ==========         =======       =========

Note 3 - Comprehensive Income

Comprehensive income includes net income and other comprehensive income, which is defined as nonowner related transactions in equity. The following table sets forth the amounts of other comprehensive income included in equity along with the related tax effect for the three month periods ended March 31, 2002 and 2001 respectively.

                                                                  Pre-tax                             Net-of-tax
                                                                  Amount             Benefit            Amount
                                                              ----------------    ---------------   ----------------
For the Three Months Ended March 31, 2002:
Unrealized gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) arising during the period      $ (126,519)         $   40,135        $  (86,384)
Plus: reclassification adjustment for (gains) losses
  realized in net income                                                 --                  --                --
                                                                 ----------          ----------        ----------
Net unrealized gains (losses) on securities                        (126,519)             40,135           (86,384)
                                                                 ----------          ----------        ----------
Other comprehensive income (loss)                                $ (126,519)         $   40,135        $  (86,384)
                                                                 ==========          ==========        ==========

                                                                  Pre-tax                              Net-of-tax
                                                                  Amount             Benefit             Amount
                                                              ----------------    ---------------    ---------------
For the Three Months Ended March 31, 2001:
Unrealized gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) arising during the period      $  (33,767)         $   11,481        $  (22,286)
Plus: reclassification adjustment for (gains) losses
  realized in net income                                                 --                  --                --
                                                                 ----------          ----------        ----------
Net unrealized gains (losses) on securities                         (33,767)             11,481           (22,286)
                                                                 ----------          ----------        ----------
Other comprehensive income (loss)                                $  (33,767)         $   11,481        $  (22,286)
                                                                 ==========          ==========        ==========

Accumulated other comprehensive income (loss) consists solely of the unrealized gain (loss) on securities available-for-sale, net of the deferred tax effects.

Note 4 - Advances from the Federal Home Loan Bank

Advances from the Federal Home Loan Bank of Atlanta were $3,000,000 as of March 31, 2002. Of this amount, the following have scheduled maturities greater than one year:


    Maturing on                   Interest Rate                    Principal
-----------------    --------------------------------------    -----------------
     07/16/03        2.530%                                      $    500,000
     01/16/04        3.040%                                           500,000
     01/17/12        3.825% - fixed, callable 01/17/05              1,000,000
                                                                 ------------
                                                                 $  2,000,000
                                                                 ============

Note 5 - Subsequent Event

At the annual meeting of the shareholders of the Bank held on June 7, 2001, the Bank's shareholders approved the reorganization of the Bank into a holding company structure (the "Reorganization"). In accordance with a Plan of Reorganization and Exchange that provides for a statutory share exchange between the shareholders of the Bank and First Reliance Bancshares, Inc., a South Carolina corporation formed to serve as the holding company of the Bank. On February 25, 2002, First Reliance Bancshares, Inc. received approval by the Federal Reserve Bank of Richmond to become a bank holding company through the acquisition of the Bank. The statutory share exchange took effect and the Reorganization was completed on April 1, 2002 and was accounted for as if it were a pooling of interests. As a result, the financial statements for the period ended March 31, 2002 are presented as if the Reorganization had occurred on January 1, 2002. The accompanying financial statements for the periods ended in 2001 are unchanged from the amounts previously reported by the Bank. Additionally, the Bank consummated a 2 for 1 stock split effective April 1, 2002.

                         FIRST RELIANCE BANCSHARES, INC.

                             STOCK SUBSCRIPTION FORM

DEADLINE FOR SUBMISSION OF STOCK SUBSCRIPTION FORM

The offering period ends at 5:00 p.m., Florence, South Carolina time, on ______________, 2002, unless continued by the Board of Directors of the Holding Company as provided in the Prospectus to no later than _______________, 2003. Your stock subscription form, properly executed and with full payment as described below, must be received by the Holding Company by the deadline, or it will be considered void. Completed stock subscription forms with proper payment should be mailed to F. R. Saunders, Jr., First Reliance Bancshares, Inc., 2170
W. Palmetto Street, Florence, South Carolina, 29501 or delivered to him at that address.

Your subscription will be filled according to the provisions of the Prospectus. If you need help completing this form, please write to Mr. Saunders at the above address or call him at (843) 662-8802.

NUMBER OF SHARES AND PAYMENT

Enter the number of shares (the "Shares") of Common Stock of First Reliance Bancshares, Inc. you wish to purchase. Multiply by $8.00 per Share and enter the Total Amount Due. THE MINIMUM PURCHASE IS 200 SHARES AND THE MAXIMUM PURCHASE IS 50,000 SHARES. Payment by bank draft or check should be made payable to "The Bankers Bank, as escrow depository for First Reliance Bancshares, Inc." THE BOARD OF DIRECTORS HAS RESERVED THE RIGHT TO REJECT ANY SUBSCRIPTION RECEIVED IN THE OFFERING, IN WHOLE OR IN PART.

--------------------------------------------------------------------------------
Total Number of Shares         Subscription Price              Amount Due

________________________       X  $8.00  =               $ ____________________


Enclosed is a bank draft or check made payable to "The Bankers' Bank, as escrow depository for First Reliance Bancshares, Inc. " for

    $ ______________________________

--------------------------------------------------------------------------------

TELEPHONE NUMBERS

Please give us your daytime and evening telephone numbers. We will need to call you if we cannot execute your subscription as given or if we have any questions about your subscription. Please include your area code.

--------------------------------------------------------------------------------
Daytime Telephone (    )      --          Evening Telephone (    )      --
                  --------------------                      --------------------
--------------------------------------------------------------------------------

STOCK REGISTRATION

Print the name(s) in which you want the Shares registered and the mailing address of one registered holder. Enter the social security or taxpayer identification number of one registered holder. Only one number is required. Check only the box that shows how you want the legal ownership of the Shares to appear. If necessary, mark "Other" and enter the correct type of owner, such as corporation, trust or estate. To purchase Shares for a trust, include the date of the trust agreement and trust title.

--------------------------------------------------------------------------------


-----------------------------------------------------------------------
           Name(s) in which your Shares are to be registered


-----------------------------------------------------------------------
           Name(s) in which your Shares are to be registered


-----------------------------------------------------------------------
Street Address                   City                         County

South Carolina
-----------------------------------------------------------------------
State                                                       Zip Code


-----------------------------------------------------------------------
       Social Security Number or Taxpayer Identification Number


|_|  Individual                  |_|  Joint Tenants with Right of Survivorship
|_|  Tenants in Common           |_|  Uniform Gift to Minors
|_|  Other
          --------------------


ACKNOWLEDGMENT

Please read the following Acknowledgment statement carefully. Sign and date the form where indicated by the "X." When purchasing as a custodian, corporate officer, partner, trustee or in a similar capacity, include your full title.


--------------------------------------------------------------------------------

I hereby acknowledge receipt of the Prospectus and certify that I have read and understand the provisions thereof and the terms of the offering of the Shares, that subscription rights are not transferable and that, after delivery to Mr. Saunders on behalf of First Reliance Bancshares, Inc., this subscription may not be modified or revoked without the consent of the Board of Directors of the Holding Company. I certify that this stock subscription is for my account only and that I have no present agreement or understanding regarding any subsequent sale or transfer of the Shares. I further certify that (i) I am a resident of South Carolina and have no present intention of changing my state of residence and (ii) this subscription does not violate purchase limitations set forth more fully in the Prospectus. Under penalties of perjury, I certify that the social security or taxpayer identification number given above is correct and that I am not subject to backup withholding tax.


X
--------------------------------------------------------------------------------
         Signature                                                  Date


X
--------------------------------------------------------------------------------
         Signature                                                  Date


                  THIS SUBSCRIPTION IS NOT VALID UNLESS SIGNED

--------------------------------------------------------------------------------


                    SHARES ARE NOT BANK DEPOSITS OR ACCOUNTS
                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED

                                     [LOGO]

                         FIRST RELIANCE BANCSHARES, INC.



                             125,000 SHARES MINIMUM
                            1,250,000 SHARES MAXIMUM


                                  COMMON STOCK



                                   Prospectus

                              _______________, 2002

     The Holding Company has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or in its documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus and/or the sale of shares of common stock do not mean that there have not been any changes in the Holding Company's condition since the date of this Prospectus. If you are in a jurisdiction other than South Carolina or if you are a person to whom it is unlawful to direct offers to sell the securities offered by this Prospectus, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Registrant's Articles of Incorporation, subject to certain exceptions described below, eliminate the liability of a director to the Registrant or its stockholders for monetary damages for any breach of a fiduciary duty as a director. This provision does not eliminate or limit the liability of a director resulting or arising from (a) a breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving gross negligence, intentional misconduct or a knowing violation of law, (c) unlawful distributions or (d) a transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that, to the fullest extent permitted by South Carolina law, the Registrant will indemnify all persons whom it may indemnify, including directors and officers, so long as such persons have conducted themselves in good faith and reasonably believed their conduct not to be opposed to the Bank's best interests. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Bylaws authorize the Board of Directors to obtain insurance protecting directors, officers, employees and agents of the Registrant against liability asserted against or incurred by them in connection with their activities on behalf of the Registrant, whether or not the Registrant would have the power to indemnify them under law.

Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by the Registrant in connection with the offering described in this Registration Statement are as follows:

SEC registration fee                                          $     920
Blue Sky qualification fees and expenses                              *
Printing, engraving & Edgar expenses                                  *
Transfer Agent's fees                                                 *
Legal fees and expenses                                               *
Accounting fees and expenses                                          *
Other (including postage)                                             *
                                                              ---------
         Total                                                $       *
                                                               ========

* To be filed by amendment.

Item 26.  Recent Sales of Unregistered Securities.

     On April 1, 2002, the Registrant completed its acquisition of First Reliance Bank, a South Carolina banking corporation, pursuant to a statutory share exchange whereby each outstanding share of common stock of First Reliance Bank was exchanged for one share of common stock of the Registrant. The shares of common stock of the Registrant issued in connection with the share exchange were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 3(a)(12) thereof.

Item 27.  Exhibits.

                  See Exhibit Index.

Item 28. Undertakings.

     The Registrant hereby undertakes that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any additional or changed material information on the plan of distribution.

     (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of South Carolina, on May 16, 2002.


                                             FIRST RELIANCE BANCSHARES, INC.



                                             By:  /s/ F. R. Saunders, Jr.
                                                  ------------------------------
                                                  F. R. Saunders, Jr.
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints F. R. Saunders, Jr. and A. Dale Porter and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signature                            Title                             Date
---------                            -----                             ----
/s/ F. R. Saunders, Jr.     President, Chief Executive Officer     May 16, 2002
------------------------    and Director (principal executive
F. R. Saunders, Jr.         officer)


/s/ A. Dale Porter          Executive Vice President, Chief        May 16, 2002
------------------------    Financial Officer, Secretary and
A. Dale Porter              Director (principal financial and
                            accounting officer)


/s/ William P. Campbell     Director                               May 16, 2002
------------------------
William P. Campbell


/s/ Leonard A. Hoogenboo    Chairman of the Board                  May 16, 2002
------------------------    and Director
Leonard A. Hoogenboom


/s/ John M. Jebaily         Director                               May 16, 2002
------------------------
John M. Jebaily


/s/ Wilie Jones             Director                               May 16, 2002
------------------------
Wilie Jones


------------------------    Director
Andrew G. Kampiziones


/s/ Nathaniel Lockhart      Director                               May 16, 2002
------------------------
Nathaniel Lockhart


/s/ C. Dale Lusk, MD        Director                               May 16, 2002
------------------------
C. Dale Lusk, MD


/s/ Paul C. Saunders        Senior Vice President                  May 16, 2002
------------------------    Assistant Secretary,
Paul C. Saunders            and Director



------------------------
T. Daniel Turner            Director


/s/ A. Joe Willis           Director                               May 16, 2002
------------------------
A. Joe Willis



                                      EXHIBIT INDEX

Exhibit                                                                         Sequential
Number      Description of Document                                              Page No.
------      -----------------------                                             ----------
2.*         Plan of Reorganization and Exchange between First Reliance
            Bancshares, Inc. and First Reliance Bank (incorporated by reference to the Registrant's current report on Form 8-K dated April 1, 2002)

3(i)* Articles of Incorporation (incorporated by reference to the Registrant's current report on Form 8-K dated April 1, 2002)

3(ii)* Bylaws (incorporated by reference to the Registrant's current report on Form 8-K dated April 1, 2002)

5**         Opinion of McNair Law Firm, P.A.

10.1(a)*    Executive Employment Agreement dated August 21, 2001 - F. R.
            Saunders, Jr. (incorporated by reference to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31,
            2002)

10.1(b)**   Amendment 1 to Executive Employment Agreement dated June ___, 2002 -
            F. R. Saunders, Jr.

10.2(a)*    Executive Employment Agreement dated August 21, 2001- A. Dale Porter
            (incorporated by reference to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2002)

10.2(b)**   Amendment 1 to Executive Employment Agreement dated June ___, 2002 -
            A. Dale Porter

10.3(a)*    Executive Employment Agreement dated August 21, 2001 - Paul C.
            Saunders (incorporated by reference to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2002)

10.3(b)**   Amendment 1 to Executive Employment Agreement dated June ___, 2002 among First Reliance Bank, Paul C. Saunders, Jr. and the Registrant

21          Subsidiaries of the Registrant

23(i)**     Consent of McNair Law Firm, P.A. (included in Exhibit 5)

23(ii)      Consent of Tourville, Simpson & Caskey LLP

24          Power of Attorney (included as part of the signature page)

*           Incorporated by reference, all other Exhibits are filed herewith.
**          To be filed by amendment.
